                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                          NATIONAL FUEL GAS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NATIONAL FUEL GAS COMPANY

                            NOTICE OF ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                               FEBRUARY 26, 1998

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                                               December 31, 1997

Dear Stockholder:

     We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 10:00 A.M. Pacific Time on Thursday, February 26, 1998, at the Mandalay Beach Resort, 2101 Mandalay Beach Road, Oxnard, California 93035.

     The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement. In addition, officers of the Company will review the past year, report current developments and answer questions from the floor.

     So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to complete, sign and date your proxy card, and mail it in the envelope provided or vote your shares by telephone as described on the proxy/voting instruction card. The Proxies are committed by law to vote your proxy as you designate.

     If you plan to be present at the Annual Meeting, please check the "WILL ATTEND MEETING" box on the proxy card. Whether or not you plan to attend, please complete, sign, date and promptly return your proxy card or vote your shares by telephone so that your vote may be counted. If you do attend and wish to vote in person, you can revoke your proxy by giving written notice to the Secretary of the meeting and/or the Trustees (as described on the first page of this Proxy statement), and/or by casting your ballot at the meeting.

     Coffee will be served at 9:30 A.M. The other directors and I look forward to meeting you at that time.

     In the meantime, please review the proxy statement and take advantage of your right to vote.

                                             Sincerely yours,

                                               BERNARD J. KENNEDY
                                          Chairman of the Board of Directors,
                                         Chief Executive Officer and President

                           NATIONAL FUEL GAS COMPANY
                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 26, 1998

To the Stockholders of National Fuel Gas Company:


     Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 10:00 A.M. Pacific Time on Thursday, February 26, 1998, at the Mandalay Beach Resort, 2101 Mandalay Beach Road, Oxnard, California 93035. At the meeting, action will be taken with respect to:


          (1) The election of directors;

          (2) The appointment of independent accountants;

          (3) The approval of amendment of the Restated Certificate of Incorporation to increase the amount of authorized common stock;

          (4) The approval of amendment of the Restated Certificate of Incorporation to revise the provisions relating to preferred stock;

and such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 29, 1997, will be entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                  ANNA MARIE CELLINO
                                                 Secretary

December 31, 1997

                             YOUR VOTE IS IMPORTANT


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AND WHATEVER THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. PLEASE USE THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. INSTEAD, YOU MAY VOTE YOUR SHARES BY TELEPHONE AS DESCRIBED ON THE PROXY/VOTING INSTRUCTION CARD AND REDUCE NATIONAL FUEL GAS COMPANY'S EXPENSE IN SOLICITING PROXIES.

                           NATIONAL FUEL GAS COMPANY

                              10 LAFAYETTE SQUARE
                            BUFFALO, NEW YORK 14203

                                PROXY STATEMENT

     This proxy statement is furnished to the holders of National Fuel Gas Company ("Company") common stock ("Common Stock") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on February 26, 1998, or any adjournment thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about December 31, 1997.

     All costs of soliciting proxies will be borne by the Company. Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022, has been retained to assist in the solicitation of proxies and will be compensated in the estimated amount of $9,000 plus reasonable out-of-pocket expenses. In addition to solicitation by that firm and by mail, a number of regular employees of the Company and its subsidiaries may solicit proxies in person, by telephone or by other methods.


     Only stockholders of record at the close of business on December 29, 1997, will be eligible to vote at this meeting. As of that date, 38,237,435 shares of Common Stock were issued and outstanding.


     Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the meeting. All shares that are represented by effective proxies received by the Company in time to be voted will be voted at the meeting or any adjournment thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals presented to stockholders.

     The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting matters of which the Board is not currently aware but that may be presented at the meeting, and respecting all matters incident to the conduct of the meeting.

     Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Anna Marie Cellino at the above address, by filing written revocation at the meeting with Mrs. Cellino, Secretary of the meeting, or by casting a ballot.


     If you are a participant in the Company's Employee Stock Ownership Plans, Employees' Thrift Plan or Tax-Deferred Savings Plans, and the accounts are registered in the same name, the proxy card will also serve as a voting instruction for the Trustees of those Plans. Participants in the Plan(s) may also provide those voting instructions by telephone. These instructions may be revoked by written notice to The Chase Manhattan Bank, N.A., Trustee for the Company's Employee Stock Ownership Plans and the Employee's Thrift Plan, or Vanguard Fiduciary Trust Company, Trustee for the Company's Tax-Deferred Savings Plans, on or before February 20, 1998. Addresses are as follows:



        The Chase Manhattan Bank, N.A.          Vanguard Fiduciary Trust Company
        c/o National Fuel Gas Company           c/o National Fuel Gas Company
        Midtown Station                         Midtown Station
        P.O. Box 865                            P.O. Box 865
        New York, NY 10138-0701                 New York, NY 10138-0701


     Shares in these Plans are not voted unless voting instructions are received.

     Enclosed is a copy of the Company's Annual Report for the fiscal year ended September 30, 1997, which includes financial statements.

                           1.  ELECTION OF DIRECTORS

     Three directors are to be elected at this Annual Meeting. The nominees for the three directorships are: Philip C. Ackerman, James V. Glynn and Bernard S. Lee. All of the nominees are currently directors of the Company.

     After the election of directors at the 1997 Annual Meeting, the Board of Directors consisted of nine directors. On December 2, 1997, Luiz F. Kahl resigned as a director of the Company, and thereby from the Executive and Compensation Committees. On December 11, 1997, James V. Glynn was elected a director of the Company for a term to expire at the 1998 Annual Meeting.

     It is intended that the Proxies will vote for the election of Messrs. Ackerman, Glynn and Lee as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders' proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Ackerman, Glynn and Lee have consented to being named in this proxy statement and to serve if elected.

     The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

     Set forth below is certain information concerning the three nominees for election and the six directors of the Company whose terms will continue after the 1998 Annual Meeting, including information with respect to their principal occupations during the five years ended September 30, 1997, and certain other positions held by them.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                        MESSRS. ACKERMAN, GLYNN AND LEE.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)               PRINCIPAL OCCUPATION
---------------------------------------  ------   ---------------------------------------------

                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 2001


PHILIP C. ACKERMAN.....................    54     Senior Vice President of the Company since
  1994                                            June 1989 and Vice President from 1980 to
                                                  1989. President of National Fuel Gas Distri-
                                                  bution Corporation(2) since October 1995 and
                                                  Executive Vice President from June 1989 to
                                                  October 1995, Executive Vice President of
                                                  National Fuel Gas Supply Corporation(2) since
                                                  October 1994. President of Seneca Resources
                                                  Corporation(2) from June 1989 to October
                                                  1996. President of Horizon Energy
                                                  Development, Inc.(2) since September 1995 and
                                                  certain other nonregulated subsidiaries of
                                                  the Company since prior to 1992.
JAMES V. GLYNN.........................    63     President since 1971 of Maid of the Mist
  1997                                            Corporation, which offers scenic boat tours
                                                  of the American and Canadian Falls, Niagara
                                                  Falls, NY. Director of M&T Bank, Greater
                                                  Buffalo Partnership, and First Empire State
                                                  Corporation; Vice Chairman of Niagara
                                                  University Board of Trustees.
BERNARD S. LEE, PH.D...................    63     President since prior to 1992 of the Insti-
  1994                                            tute of Gas Technology, a not-for-profit
                                                  research and educational institution, Des
                                                  Plaines, Illinois. Director of NUI Corpora-
                                                  tion and Peerless Manufacturing Company.


---------------

(1) As of February 26, 1998.
(2) Wholly owned subsidiary of the Company.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)               PRINCIPAL OCCUPATION
---------------------------------------  ------   ---------------------------------------------

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

ROBERT T. BRADY........................    57     Chairman of Moog Inc. since February 1996.
  1995                                            President and Chief Executive Officer since
                                                  1988 and Director since 1981 of Moog Inc., a
                                                  manufacturer of motion control systems and
                                                  components. Director of Acme Electric
                                                  Corporation, Astronics Corporation, First
                                                  Empire State Corporation and Seneca Foods
                                                  Corporation.
WILLIAM J. HILL........................    67     President of National Fuel Gas Distribution
  1995                                            Corporation(2) from June 1989 until his
                                                  retirement in October 1995. Director of Reed
                                                  Manufacturing Company.
BERNARD J. KENNEDY.....................    66     Chairman of the Board of Directors of the
  1978                                            Company since March 1989, Chief Executive
                                                  Officer since August 1988, President since
                                                  January 1987. Chairman of the Board of
                                                  Associated Electric & Gas Insurance Services
                                                  Limited. Director of American Precision
                                                  Industries Inc., Interstate Natural Gas
                                                  Association of America, Marine Midland Banks,
                                                  Inc., and Merchants Mutual Insurance Company.

---------------

(1) As of February 26, 1998.
(2) Wholly owned subsidiary of the Company.

             NAME AND YEAR
           BECAME A DIRECTOR
            OF THE COMPANY               AGE(1)               PRINCIPAL OCCUPATION
---------------------------------------  ------   ---------------------------------------------

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000


EUGENE T. MANN.........................    67     Executive Vice President from 1986 until his
  1993                                            retirement in August 1990 of Fleet Financial
                                                  Group, a diversified financial services
                                                  company, Providence, Rhode Island.
GEORGE L. MAZANEC......................    61     Advisor to the Chief Operating Officer of
  1996                                            Duke Energy Corporation, a diversified en-
                                                  ergy company, since August 1997. Advisor to
                                                  the Chief Executive Officer of PanEnergy Corp
                                                  from October 1996 until August 1997; Vice
                                                  Chairman of PanEnergy from 1989 until October
                                                  1996; executive vice president of PanEnergy
                                                  and president and chief executive officer of
                                                  Texas Eastern Transmission Corporation from
                                                  1991 to 1993. Director of the Northern Trust
                                                  Bank of Texas, NA and TEPPCO, LP. Member of
                                                  the Management Committee of the Northern
                                                  Border Pipeline Company Partnership.
GEORGE H. SCHOFIELD....................    68     Chairman of the Board of Directors from 1986
  1990                                            until his retirement in March 1995, and Chief
                                                  Executive Officer from 1985 to October 1994,
                                                  of Zurn Industries, Inc., a provider of
                                                  products and services for water quality
                                                  control systems, Erie, Pennsylvania. Director
                                                  of The Goodyear Tire & Rubber Company.


---------------

(1) As of February 26, 1998.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During the Company's fiscal year ended September 30, 1997 ("fiscal 1997"), there were five meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The entire Board of Directors acts as a nominating committee. There are three standing committees as described below.


     Audit Committee. The Audit Committee held four meetings during fiscal 1997 in order to review the scope and results of the annual audit, to receive reports of the Company's independent public accountants and chief internal auditor, and to prepare a report of the committee's findings and recommendations to the Board of Directors. The committee consists of Messrs. Hill, Glynn (effective December 11, 1997), Lee and Schofield.



     Compensation Committee. The Compensation Committee, all of the members of which are non-employee independent directors, held three meetings during fiscal 1997 in order to review and determine the compensation of Company officers, to receive reports and to award stock options, stock appreciation rights, restricted stock and At Risk Program awards. The committee administers the Company's 1983 Incentive Stock Option Plan, 1984 Stock Plan, 1993 Award and Option Plan, 1997 Award and Option Plan, and Annual At Risk Compensation Incentive Program. The committee consists of Messrs. Brady, Mann, and Mazanec.


     Executive Committee. The Executive Committee held no meetings during fiscal 1997. The committee has and may exercise the authority of the full Board except as prohibited by New Jersey corporate law (N.J.S.A. sec.14A:6-9). This committee will also respond to questions of public policy. The committee consists of Messrs. Brady, Hill, Kennedy, Mann and Mazanec (effective December 11, 1997).

     During fiscal 1997, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no "Compensation Committee interlocks" or "insider participation" which the Securities and Exchange Commission (SEC) regulations would require to be disclosed in this proxy statement.

DIRECTORS' COMPENSATION


     The Retainer Policy for Non-Employee Directors (the "Retainer Policy") which replaced the Board's preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not officers do not participate in any of the Company's employee benefit or compensation plans. Directors who are officers receive no compensation for serving as directors. Non-employee directors are covered by the new Retainer Policy.



     Under the new policy, non-employee directors are paid an annual retainer of $12,000 and 400 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy will be nontransferable until the later of two years from issuance or six months after the recipient's cessation of service as a director of the Company.


     Non-employee directors are paid a fee of $1,000 for each Board meeting and $800 for each Committee meeting attended ($500 if participating by telephone). Non-employee directors are paid $500 for each special consultation as a director that is with or at the request of the Company's chief executive officer.


     Benefit accruals under the Directors' Retirement Plan ceased on either December 31, 1996 or February 20, 1997. All eligible non-employee directors vested in their Directors' Retirement Plan benefits at such time, and will receive their accrued Directors' Retirement Plan benefits under its terms (normally at age 70). New directors will not be eligible to receive benefits under that plan.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, there are no beneficial owners of 5% or more of the Common Stock of the Company.

     The following table sets forth for each current director, each nominee for director and each of the executive officers named in the Summary Compensation Table and for all directors and officers as a group, information concerning beneficial ownership of Common Stock of the Company. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.


                                                            NUMBER OF SHARES
                                                             OF COMMON STOCK
                                                           BENEFICIALLY OWNED       PERCENT OF
                                                           AS OF SEPTEMBER 30,     COMMON STOCK
                          NAME                                    1997                OWNED
---------------------------------------------------------  -------------------     ------------
Philip C. Ackerman(1)(2)(3)(4)...........................       342,362               *
Robert T. Brady..........................................           400               *
James V. Glynn(5)........................................             0               *
Richard Hare(1)(2)(3)....................................       194,032               *
William J. Hill(2).......................................        95,211               *
Luiz F. Kahl(6)..........................................         1,103               *
Bernard J. Kennedy(2)(3)(7)..............................       646,014              1.7
Bernard S. Lee...........................................         1,500               *
Eugene T. Mann...........................................         1,150               *
George L. Mazanec(8).....................................           800               *
Joseph P. Pawlowski(1)(2)................................        60,306               *
George H. Schofield......................................         2,736               *
Gerald T. Wehrlin(1)(2)(9)...............................       101,313               *
Directors and Officers as a Group (17
  individuals)(10)(11)...................................     1,739,468              4.6   %


---------------
   * Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on September 30, 1997.


 (1) Includes shares held in the Company's Thrift Plan, Employee Stock Ownership Plan for Supervisory Employees ("ESOP") and Tax-Deferred Savings Plan for Non-Union Employees ("TDSP"), respectively, as follows: Philip C. Ackerman, 3,599, 5,456 and 4,095 shares; Richard Hare, 0, 5,578 and 3,379 shares;
     Joseph P. Pawlowski, 311, 2,116 and 1,633 shares; Gerald T. Wehrlin, 622, 4,018 and 2,875 shares; and all current directors and officers as a group (17 individuals), 10,142, 26,286 and 24,502 shares. The beneficial owners of the shares have sole voting power with respect to shares held in the Thrift Plan, ESOP and TDSP, but do not have investment power respecting those shares until they are distributed.



 (2) Includes shares with respect to which each of the named individuals, and all current directors and officers as a group (17 individuals), have the right to acquire ownership within 60 days of September 30, 1997, through the exercise of stock options granted under the 1983 Incentive Stock Option Plan, the 1984 Stock Plan and the 1993 Award and Option Plan as follows:
     435,000 shares for Mr. Kennedy, 257,500 shares for Mr. Ackerman, 107,500 shares for Mr. Hare, 60,000 shares for Mr. Hill, 40,734 shares for Mr. Pawlowski, 74,000 shares for Mr. Wehrlin, and 1,177,465 shares for all current directors and officers as a group (17 individuals). Of the options for the 974,734 shares exercisable by executive officers set forth above, none were exercisable at a price which was above the market value of the Company's Common Stock on September 30, 1997.

 (3) Includes shares of restricted stock certain restrictions on which had not lapsed as of September 30, 1997, as follows: 43,644 shares for Mr. Kennedy, 19,350 shares for Mr. Ackerman, 17,968 shares for Mr. Hare, and 113,962 shares for all current directors and officers as a group (17 individuals). Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.


 (4) Includes 500 shares held by Mr. Ackerman's wife in trust for her mother, as to which shares Mr. Ackerman does not admit beneficial ownership, and 240 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.


 (5) Mr. Glynn owned no shares on September 30, 1997, about two months before he became a director. As of December 31, 1997, Mr. Glynn owned 200 shares.



 (6) Mr. Kahl shares voting and investment power with his wife with respect to 803 shares. Mr. Kahl was a director as of September 30, 1997, but resigned on December 2, 1997.



 (7) Includes 39,842 shares owned by Mr. Kennedy's wife as to which Mr. Kennedy shares voting and investment power.


 (8) Includes 300 shares owned by Mr. Mazanec's wife as to which Mr. Mazanec shares voting and investment power.

 (9) Includes 2,600 shares owned by Mr. Wehrlin's wife as to which Mr. Wehrlin shares voting and investment power.

(10) See notes (1) through (9) above.


(11) Includes 10,094 shares with respect to which one or another of the officers of the Company, not including the executive officers named in the Summary Compensation Table, shares voting and investment power with his spouse.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

  General

     The Compensation Committee (the Committee) sets the base salaries of the Company's executive officers, makes awards and sets goals for the Company's executive officers and others under the Annual At Risk Compensation Incentive Program (the "At Risk Program"), and makes awards to executive officers and others under various compensation plans as described below. The Committee consists exclusively of non-employee independent directors, appointed by resolution of the entire Board of Directors. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the stockholders, (ii) link executive compensation to long-term and short-term interests of the stockholders, and
(iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

     Fairness to the stockholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing the Company's executive compensation with the compensation of executives at other companies in the applicable labor market. The Committee sets the total direct compensation of the executive officers at least annually with reference to an appropriate peer group. The Committee's overall goal is to achieve above-average performance by the Company and its executives by affording the executives the opportunity to earn above-average direct compensation (base salary, annual at risk compensation and long-term incentive compensation) for above-average performance. More specifically, the various elements of direct compensation are intended to work in concert so that each executive's compensation would be approximately at the median (50th percentile) for median performance by the Company and the executive, at the 75th percentile for 75th percentile-level performance by the Company and the executive, and so forth. The actual amount of compensation earned in a fiscal year depends on the performance of the Company and the individual executive officer.

     The peer group consists of publicly-traded companies (not including the Company) which are engaged in one or more of the Company's primary lines of business (natural gas distribution, transmission, storage and production). There are currently 16 companies in the peer group, which is subject to change from time to time at the discretion of the Committee. The total market capitalization of 14 of the 16 peer group companies, as of September 30, 1997, ranged from 19% to 385% of the Company's total market capitalization. The other two peer group companies had total market capitalization of 445% and 685% of the Company's market capitalization, but were included because of other similarities to the Company.


     The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns. Thus, the companies in the compensation peer group are not the same as the companies reflected in the indices displayed in the Comparison of Five-Year Cumulative Total Returns graph included in this proxy statement on page 17.


     The executive officers' compensation is linked to the long-term interests of the stockholders by making a significant part of each executive officer's potential compensation depend on the price of the Company's Common Stock on the open market. The Committee awards stock appreciation rights (SARs) and options to buy Company Common Stock, both of which have value only to the extent the market price of the Company's Common Stock increases after the date of an award. The Committee also has in the past awarded restricted stock, which increases or decreases in value to the same extent as the Company's Common Stock. Dividends are paid on restricted stock and on the shares held for employees (including executive officers) in various employee benefit plans, so executive officers benefit directly from dividends paid on the Company's Common Stock.

     Linking the executive officers' compensation to the short-term interests of the stockholders is done by making a significant and increasing part of each executive officer's potential compensation for a fiscal year depend upon the achievement of specific goals during that fiscal year, especially earnings per share. The At Risk Program is described in more detail below. In addition to being fair to stockholders, linking the executive officers' compensation to the success of the Company also serves to attract, retain and motivate those officers, especially while the Company continues to be successful.

     The retention of officers is also accomplished by utilizing forms of compensation which either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time. For example, all options and SARs awarded to date remain exercisable for 10 years if the executive officer remains with the Company. All restricted stock awards do not completely vest in the executive officer unless he remains with the Company for a specified number of years after the award. The Executive Retirement Plan pays no benefits if the executive officer leaves the Company before age 55 and has substantial reductions for retirement before age 65. An executive officer also may forfeit a portion of the interest payable under the Deferred Compensation Plan if he leaves the Company before age 55.


     Specific components of executive officers' compensation earned or paid in fiscal 1997 are discussed below. The Company's five most highly compensated executive officers are identified on the Summary Compensation Table on page 14, and are sometimes referred to as the "named executive officers."


  Base Salary, Annual At Risk Incentive and Bonus

     The fiscal 1997 base salaries of the named executive officers are shown on the Summary Compensation Table on page 14 in the "Base Salary" column. Executive officers' base salaries are set on a calendar year basis. So the first three months of the executive officers' fiscal 1997 base salaries were set in December 1995 with the target At Risk Program awards for fiscal 1996, and the last nine months of their fiscal 1997 base salaries were set in December 1996 with the target At Risk Program awards for fiscal 1997.

     As of December 1995, the Company's return on equity over the three most recently completed years (1992-94) was at approximately the 70th percentile of its peer group, and the Company's total return to shareholders was at approximately the 50th percentile of the peer group. The Committee set the calendar 1996 salary of Mr. Kennedy at 5% over the 75th percentile for his peer group. The Committee set the base salary of Mr. Ackerman at 94% of the 75th percentile for his peer group, and the base salary of Mr. Hare at 86% of the 75th percentile for his peer group. The Committee set the calendar 1996 base salary plus target At Risk Program award of Mr. Kennedy at 69% of the 75th percentile for his peer group, the calendar 1996 base salary plus target At Risk Program award of Mr. Ackerman at 77% of the 75th percentile for his peer group, and the calendar 1996 base salary plus target At Risk Program award of Mr. Hare at 77% of the 75th percentile of his peer group.


     As of December 1996, the Company's return on equity over the three most recently completed years (1993-95) was at approximately the 65th percentile of its peer group, and the Company's total return to shareholders was at approximately the 47th percentile of the peer group. The Committee decided to freeze the calendar 1997 base salaries of Messrs. Kennedy, Ackerman and Hare at calendar 1996 levels, and provide opportunities to earn a greater portion of their compensation as At-Risk Program awards. The Committee set the calendar 1997 base salary plus maximum At Risk Program award of Mr. Kennedy at 70% of the 75th percentile for his peer group, the calendar 1997 base salary plus maximum At Risk Program award of Mr. Ackerman at 101% of the 75th percentile for his peer group, the calendar 1997 base salary plus maximum At Risk Program award of Mr. Hare at 89% of the 75th percentile of his peer group. The remaining named executive officers were given the opportunity to earn At Risk Program Awards in higher amounts than the previous year.



     The Summary Compensation Table on page 14 includes in the "LTIP [long-term incentive plan] Payouts" column the amount earned by or paid to Messrs. Kennedy, Ackerman and Hare in fiscal 1997 under the At Risk Program. These payments are considered by the SEC to be "long-term" incentives because payments are based on the rolling average of performance during the two fiscal years most recently completed. The range of potential At Risk Program awards for fiscal 1997 for Messrs. Kennedy, Ackerman and Hare is set out in the Long-Term Incentive Plan Table on page 16.


     During the first quarter of fiscal 1997, the Committee set At Risk Program goals and ranges of potential payments for Messrs. Kennedy, Ackerman and Hare for fiscal 1997. These were intended, when taken together with base salaries, to provide total direct cash compensation beginning at the median for median performance and progressing upward from there so that, for example, 75th percentile-level performance would generate 75th percentile-level compensation.


     During the first quarter of fiscal 1998, the Committee (i) rated each of these executive officer's fiscal 1997 performance against his fiscal 1997 At Risk Program goals (principally earnings per share), and (ii) calculated an At Risk Program payment to be made for fiscal 1997 to each such executive officer. The awards were based on the average of their performance ratings for fiscal years 1996 and 1997.



     Messrs. Kennedy, Ackerman and Hare were each given the opportunity in December 1996 to earn a fiscal 1997 At Risk Program payment equal to 25% of his calendar 1997 base salary for achieving target goals, and up to 50% of his calendar 1997 salary for substantially exceeding those goals. At Risk Program goals for Messrs. Kennedy, Ackerman and Hare were:


     Mr. Kennedy, as Chief Executive Officer: a specified level of Company earnings per share (weighted as 75% of the formula) and customer service/other goals (weighted as 25% of the formula). Company earnings per share must reach 107% of the target to trigger the maximum annual incentive award to Mr. Kennedy or any other executive officer. In addition, Mr. Kennedy's summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     Mr. Ackerman, as President of the regulated utility business and chief financial officer: a specified level of Company earnings per share (weighted as 45% of the formula), a specified level of net income for his subsidiaries (weighted as 30% of the formula), and customer service/other goals (weighted as 25% of the formula to reflect the importance of utility ratepayer satisfaction). Mr. Ackerman's subsidiaries would have to achieve 150% of the targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.

     Mr. Hare, as President of the regulated interstate pipeline and storage business: a specified level of Company earnings per share (weighted as 20% of the formula), a specified level of net income for his subsidiary (weighted as 40% of the formula), and customer service/other goals (weighted as 40% of the formula). Mr. Hare's subsidiary would have to achieve 115% of targeted net income, and his summary rating for customer service/other goals would have to be "Substantially Exceeds Expectations," to trigger the maximum award.


     The fiscal 1997 base salaries of Messrs. Pawlowski and Wehrlin were set by the Committee, based on recommendations by Messrs. Kennedy, Ackerman and/or Hare, on a calendar year basis in December 1995 and 1996. Base salaries are intended to be competitive with salaries of comparable officers in the Company's peer group.


     Messrs. Pawlowski and Wehrlin were paid amounts as bonuses in December 1997 (for performance in fiscal 1997). These awards were based on the performance of their respective subsidiaries and their respective areas of responsibility. Messrs. Kennedy, Ackerman and/or Hare made recommendations for fiscal 1997 which were accepted by the Committee.


     The Summary Compensation Table on page 14 shows At Risk Program awards and bonuses earned or paid in fiscal 1997 to the named executive officers. For performance during fiscal years 1996 and 1997, Mr. Kennedy earned an At Risk Program award equal to about 50% of his calendar 1997 base salary, Mr. Ackerman earned an At Risk Program award equal to about 48% of his calendar 1997 base salary, and Mr. Hare earned an At Risk Program award equal to about 19% of his calendar 1997 base salary.



     The Summary Compensation Table on page 14 includes in the "Bonus" column the amount earned by Messrs. Pawlowski and Wehrlin in fiscal 1997 as incentives. These awards are considered by the SEC to be bonuses because they are based on performance during a single fiscal year. For performance in fiscal 1997, Mr. Pawlowski earned a bonus equal to about 27% of his calendar 1997 base salary, and Mr. Wehrlin earned a bonus equal to about 22% of his calendar 1997 base salary.


  Stock Options, SARs and Restricted Stock

     Stock options, stock appreciation rights (SARs) and restricted stock represent the longer-term incentive and retention component of the executive compensation package. One of the Committee's goals is to keep each executive officer's total base salary, At Risk Program award and longer-term incentive at approximately that percentile of the executive officer's peer group's compensation which corresponds to the percentile of the Company's performance versus its peer group.

     The Company's total return to stockholders, with dividends reinvested in stock, for the five-year period ended September 30, 1997 was at about the 65th percentile of its peer group. For the one-year period ended September 30, 1997, the Company was at about the 59th percentile.


     Total direct compensation (base salary, At Risk Program award, options, SARs and restricted stock) for each named executive officer was compared to the total direct compensation of the equivalent officers in the peer group. The fiscal 1997 total direct compensation of each of the Company's named executive officers was at or below the average for the comparable executive officers in the peer group, ranging from 14% to 59% below that average.


     In deciding to award options, SARs or restricted stock, the Committee also takes into account both subjective (non-quantifiable) factors and quantifiable factors, such as the executive officer's performance of his assigned goals under the At Risk Program. Options, SARs and restricted stock are each longer-term incentives designed to create an identity of interest between executives and stockholders and to orient executives to the long-term interests of the Company. For several years, each executive officer has received regular awards under these programs according to policies designed to provide long-term opportunities which are in a consistent range as a percentage of cash compensation (base salary plus At Risk Program payments) considering stock price, dividend yield and market-to-book ratio.


     During fiscal 1997, the Committee awarded to each executive officer options to buy stock in the future at the market price on the award date. The Committee also awarded to Messrs. Kennedy, Ackerman and Hare an equal number of SARs with the same exercise price. The Committee also awarded 5,609 shares of restricted stock to Mr. Kennedy, because the combination of his base salary (frozen at the 1996 level) and maximum At Risk Program award (limited to 50% of his base salary) would have left him undercompensated compared to his peers in an exceptional year. None of the options or SARs awarded can be exercised for one year after the award date, and all of them expire no later than 10 years after the award date. Awards to the named executive officers are shown on the Option/SAR Grants in Fiscal 1997 table on page 15.


  Benefits Based on Retirement or Death, or Under Plans


     Benefits payable under the Retirement Plan, the Executive Retirement Plan, the split-dollar whole-life insurance program and the Deferred Compensation Plan are based on retirement or death. Estimated benefits payable under the Retirement Plan are shown in the pension plan table on page 19. Company payments under the insurance programs are shown as part of "All Other Compensation" on the Summary Compensation Table on page 14.


     Other benefits available under established plans which apply to all supervisory employees include the Company's contributions of Common Stock to the Tax-Deferred Savings Plan (a 401(k) plan) to match a portion of each executive's contributions, and the Company's payments related to the Employee Stock Ownership Plan for Supervisory Employees, and the Deferred Compensation Plan. Neither the Company nor the Committee made any material changes in any of these plans, nor any material changes in any of the "miscellaneous minor perquisites and personal benefits" discussed in footnote 1 of the Summary Compensation Table.

  Compensation of Chief Executive Officer


     The bases for Mr. Kennedy's fiscal 1997 base salary and At Risk Program award, including the Committee's goals and methodology, are discussed earlier in this report under the heading Base Salary, Annual At Risk Incentive and Bonus. The bases for Mr. Kennedy's other fiscal 1997 long-term incentive awards are discussed earlier in this report under the heading Stock Options, SARs and Restricted Stock.



     Specifically, the average total direct compensation (salary, incentive, options/SARs and restricted stock) of chief executive officers of peer group companies was $5,074,556. Mr. Kennedy's actual 1997 total direct compensation was 32% below the peer group average.


 Policy With Respect to Qualifying Compensation Paid to Executive Officers For Deductibility Under Section 162(m) of the Internal Revenue Code

     The Committee intends that, whenever reasonably possible, compensation paid to its managers, including its executive officers, should be deductible for federal income tax purposes. Compensation paid under the At Risk Program qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Committee may vote to award compensation, especially to a chief executive officer, that is not (or may not be) fully deductible, if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE

                                          George L. Mazanec, Chairman
                                          Robert T. Brady
                                          Eugene T. Mann

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries for services rendered during the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended September 30, 1997 (the "named executive officers"). Messrs. Pawlowski and Wehrlin were not executive officers before fiscal 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM COMPENSATION
                                                                          ----------------------------------
                                                                                   AWARDS
                                             ANNUAL COMPENSATION          ------------------------
                                      ----------------------------------                SECURITIES  PAYOUTS
                                                            OTHER ANNUAL  RESTRICTED    UNDERLYING  --------    ALL OTHER
NAME AND PRINCIPAL           FISCAL     BASE                  COMPEN-       STOCK        OPTIONS/     LTIP       COMPEN-
POSITION                      YEAR     SALARY     BONUS      SATION(1)    AWARDS(2)      SARS (#)   PAYOUTS     SATION(3)
---------------------------- ------   ---------  -------    ------------  ----------    ----------  --------    ---------
Bernard J. Kennedy.......... 1997     $ 848,150  $     0          0        $251,003(4)    300,000   $424,000    $ 221,909
Chairman of the Board        1996       839,400        0          0         169,600(5)    150,000    373,200      206,106
of Directors, Chief......... 1995       788,150        0          0               0       150,000    315,000(6)   152,430
Executive Officer
and President
Philip C. Ackerman.......... 1997       470,000        0          0               0       160,000    225,000       92,542
Senior Vice President of     1996       470,000        0          0          47,000(5)     70,000    141,000       82,209
the Company and              1995       365,612        0          0               0        70,000     65,000(6)    77,680
President of certain
subsidiaries
Richard Hare................ 1997       370,000        0          0               0       100,000     70,000       74,797
President of National        1996       370,000        0          0               0        60,000     63,000       76,024
Fuel Gas Supply              1995       365,612        0          0               0        60,000     63,000(6)    68,344
Corporation
Joseph P. Pawlowski......... 1997       220,750   60,000          0               0        22,000          0       42,072
Treasurer of the             1996       212,000   62,000(7)       0               0        20,000          0       48,239
Company and Senior Vice
President of National
Fuel Gas Distribution
Corporation
Gerald T. Wehrlin........... 1997       220,750   50,000          0               0        22,000          0       46,028
Controller of the            1996       212,000   62,000(7)       0               0        20,000          0       44,177
Company and Senior Vice
President of National
Fuel Gas Distribution
Corporation


---------------
(1) Excludes perquisites or personal benefits because, for each executive officer, the cost to the Company of all such items was less than $50,000 and less than 10% of that executive's base salary and bonus, if any, for each fiscal year listed.


(2) At September 30, 1997 (based on the closing market stock price of $44.00), the number and market value of all unvested shares of restricted stock held by each of the named executive officers were as follows: for Mr. Kennedy, 43,644 shares, $1,920,336; for Mr. Ackerman, 19,350 shares, $851,400; and
    for Mr. Hare, 17,968 shares, $790,592. Dividends are paid on all shares of restricted stock. On each of January 2, 1998, 1999, 2000 and 2001, some restrictions on some of the shares of restricted stock held by each individual lapse as follows: Mr. Kennedy, 9,784 shares; Mr. Ackerman, 4,550 shares; and Mr. Hare, 4,492 shares. Some restrictions on 4,150 shares of Mr. Kennedy's restricted stock expire on the earlier of six months after retirement or December 13, 1999. Some restrictions on 1,150 shares of Mr. Ackerman's restricted stock expire December 13, 1999. The only restriction which would not lapse as described above is the requirement that restricted stock may not be transferred until the earliest of (a) six years from the date the other restrictions lapse; (b) the recipient's attainment of age 65; or (c) the recipient's death.



(3) In fiscal 1997, the Company paid, contributed or accrued for Messrs. Kennedy, Ackerman, Hare, Pawlowski and Wehrlin $0, $8,543, $8,543, $6,400 and $8,364 respectively, under the Tax-Deferred Savings Plan; $75,593, $29,098, $18,106, $2,453 and $5,146, respectively, under the Tophat Plan which pays all participants a sum intended to replace amounts which they will not receive as Company-matching contributions under the Tax-Deferred Savings Plan as a result of tax law limits or other tax considerations; $0, $8,795, $9,003,

    $4,241 and $6,436, respectively, under a program that passes through to employees the Company's tax savings associated with payment of dividends on Employee Stock Ownership Plan shares; $29,978, $11,452, $10,367, $10,884 and $11,621, respectively, as above-market interest under the Deferred Compensation Plan (which amount, in the case of Mr. Ackerman, could be forfeited); and $116,338, $34,654, $28,778, $18,094 and $14,461,
    respectively, as the dollar value of split-dollar or other life insurance benefits paid for by the Company.


(4) Represents the market value as of the date of award (December 11, 1997) of shares of restricted stock for performance in fiscal 1997. These shares were not outstanding at fiscal year-end 1997, but the number of unvested shares and fair market value at September 30, 1997 ($44.00 per share) would have been 5,609 shares totaling $246,796.


(5) Represents the market value as of the date of award (December 13, 1996) of shares of restricted stock for performance in fiscal 1996.

(6) Includes amounts awarded in April 1996 (after publication of the fiscal 1995 proxy statement) for performance in fiscal 1994-95 as follows: Mr. Kennedy, $79,000; Mr. Ackerman, $16,000; Mr. Hare, $16,000.

(7) Includes both (i) bonus earned in fiscal 1995 but paid in fiscal 1996 ($22,000) and (ii) bonus earned in fiscal 1996 but paid in fiscal 1997 ($40,000).

STOCK OPTION GRANT TABLE

     The following table sets forth information with respect to options to purchase shares of Common Stock and stock appreciation rights (SARs) awarded during fiscal 1997 to the named executive officers pursuant to plans approved by the Company's stockholders.

                      OPTION/SAR GRANTS IN FISCAL 1997 (1)

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------
                                                 % OF TOTAL
                                  NUMBER OF     OPTIONS/SARS
                                 SECURITIES      GRANTED TO     EXERCISE
                                 UNDERLYING      EMPLOYEES      OR BASE                 GRANT DATE
                                OPTIONS/SARS     IN FISCAL     PRICE PER    EXPIRATION    PRESENT
            NAME                 GRANTED(#)         YEAR      SHARE($/SH)      DATE     VALUE($)(2)
-----------------------------  ---------------  ------------  ------------  ----------  -----------
Bernard J. Kennedy...........  150,000 options      15.6%       $  36.75      10/2006    $ 957,000
                               150,000 SARs         15.6%          36.75      10/2006      957,000
Philip C. Ackerman...........  80,000 options        8.3%          36.75      10/2006      510,400
                               80,000 SARs           8.3%          36.75      10/2006      510,400
Richard Hare.................  50,000 options        5.2%          36.75      10/2006      319,000
                               50,000 SARs           5.2%          36.75      10/2006      319,000
Joseph P. Pawlowski..........  22,000 options        2.3%         41.625       4/2007      188,320
Gerald T. Wehrlin............  22,000 options        2.3%         41.625       4/2007      188,320

---------------

(1) The options and SARs shown on this table were granted under the 1993 Award and Option Plan and can be exercised at any time during the nine years preceding the expiration date if the holder remains with the Company. These options and SARs terminate upon termination of employment, except that upon termination of employment for any reason other than discharge for cause or voluntary resignation prior to age 60, most of such options and SARs may be exercised within five years after termination of employment. Payment of the exercise price may be in cash or by tendering shares of Company Common Stock.


(2) This column shows the hypothetical value of these options and SARs according to a binomial option pricing model which is a modification of the Black-Scholes option pricing model. The weighted average of the assumptions used in this model for the two sets of options granted in fiscal 1997 were: quarterly dividend yield of 1.1247%, an annual expected return of 14.77%, an annual standard deviation (volatility) of 16.41%, a risk-free rate of 6.38%, and an expected term before exercise of 5 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options and SARs are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

     The following table sets forth as to each named executive officer information with respect to stock option and SAR exercises during fiscal 1997 and the number and value of unexercised options and SARs at September 30, 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1997
                  AND OPTION/SAR VALUES ON SEPTEMBER 30, 1997

                                                                  NUMBER OF SECURITIES
                                   NUMBER OF                                                    VALUE OF UNEXERCISED
                                   SECURITIES                    UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                                   UNDERLYING                   OPTIONS/SARS AT FY-END(#)          AT FY-END($)(2)
                                  OPTIONS/SARS      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISED(#)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------  ------------   -----------   -----------   -------------   -----------   -------------
Bernard J. Kennedy..............     50,200      $1,419,930      880,000              0      $11,135,625      $     0
Philip C. Ackerman..............     10,500         447,978      515,000              0        6,827,188            0
Richard Hare....................     55,000         836,667      270,000              0        3,126,250            0
Joseph P. Pawlowski.............     38,417         410,390       40,734         22,000          404,290       52,250
Gerald T. Wehrlin...............      5,801         112,396       74,000         22,000        1,002,688       52,250

---------------
(1) Market value of stock at exercise less exercise price or base price.

(2) Market value of stock at fiscal year-end less exercise price or base price.

LONG-TERM INCENTIVE PLAN AWARD TABLE

     The following table sets forth information with respect to long-term incentive plan awards made during fiscal 1997 to the named executives pursuant to the At Risk Program.

               LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL 1997


                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                                              NON-STOCK PRICE-BASED PLANS(1)
                                       PERFORMANCE PERIOD     -------------------------------
                NAME                    UNTIL MATURATION      THRESHOLD    TARGET    MAXIMUM
------------------------------------  ---------------------   ---------   --------   --------
Bernard J. Kennedy..................  2 years ended 9/30/97      $ 0      $212,000   $424,000
Philip C. Ackerman..................  2 years ended 9/30/97        0       114,500    235,000
Richard Hare........................  2 years ended 9/30/97        0        92,500    185,000


---------------

(1) This table describes the sole At Risk Program opportunity which was made to executive officers in fiscal 1997 based on the rolling two-year average of performance in fiscal 1996 and fiscal 1997. The actual amounts awarded and paid for fiscal 1997 under the At Risk Program are shown in the Summary Compensation Table on page 14 in the LTIP Payouts column.

CORPORATE PERFORMANCE GRAPH

     The following graph compares the yearly cumulative stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500") and the Standard & Poor's Utilities Index ("S&P Utilities") for a period of five years commencing September 30, 1992, and ended September 30, 1997.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                           FISCAL YEARS 1993 -- 1997

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            S&P UTILITIES          S&P 500          NATIONAL FUEL
1992                                       100                 100                 100
1993                                       124                 113                 146
1994                                       107                 117                 126
1995                                       137                 152                 128
1996                                       147                 183                 172
1997                                       168                 257                 214

* Assumes $100.00 invested on September 30, 1992, and reinvestment of dividends.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Kennedy entered into an employment agreement with the Company on September 17, 1981, which was most recently extended as of September 19, 1996. The agreement is effective until September 1, 1999, subject to earlier termination in the event of his death or disability. The agreement preserves, as a minimum level of compensation, monthly compensation levels as are in effect from time to time.


     Messrs. Ackerman, Hare, Pawlowski, and Wehrlin entered into agreements with the Company dated May 1, 1992 that are to become effective in the event of a defined change of control of the Company. They preserve as a minimum, for the three years following such change of control, the annual salary levels and employee benefits as are then in effect for these executives and provide that, in the event of certain terminations of employment, these executives shall receive severance payments up to 2.99 times their respective annual base salaries prior to termination, plus continuation of certain employee benefits for three years or receipt of the value of such benefits, minus amounts earned through other employment over such three-year period.

RETIREMENT BENEFITS


     The Company's Retirement Plan is a noncontributory, defined-benefit pension plan covering substantially all employees of the Company and its subsidiaries. In general, the Retirement Plan provides a lifetime annuity at age 65 to a retired employee who had 10 years of service with the Company in an annual amount equal to 1 1/4% of "final average salary" up to $7,800 plus 1 1/2% of "final average salary" in excess of $7,800, multiplied by years of service rendered after becoming covered by the Retirement Plan, to a maximum of 40 years. For most employees, "final average salary" for purposes of the Retirement Plan basically is the average of an employee's annual base salary (plus performance-based lump sum compensation) for the 60 highest consecutive months out of the last 120 months of employment.



     Normal retirement is at age 65. Early retirement with unreduced benefits is available to all employees at age 60, and to employees at age 55 whose age and years of service total 90. Early retirement, in many cases with reduced benefits, is available at age 55. Generally, retirement benefits under the Retirement Plan are not subject to reduction for Social Security benefits or other offset amounts.



     The Company's Executive Retirement Plan is a noncontributory, defined-benefit pension plan that covers executive officers and most other officers of the Company and its subsidiaries. The Executive Retirement Plan provides retirement benefits to eligible officers in the same form as, and in addition to, basic retirement benefits provided them under the Retirement Plan. It restores benefit reductions, if any, under the Retirement Plan caused by participation in the Deferred Compensation Plan and provides retirement benefits to such officers without regard to the Internal Revenue Code dollar ceilings and other limits that reduce many officers' Retirement Plan benefits. In general, the Executive Retirement Plan would provide supplemental benefits in the form of a monthly 50% joint and survivor life annuity payment (i.e., a lifetime annuity) beginning at age 65 to a retiring eligible officer and surviving spouse. (The retiree may instead elect other forms of annuity, such as a single life annuity, but the Company estimates that the executive officers will elect the 50% joint and survivor annuity.) Based on that estimate, and assuming that the officer and his spouse are the same age, such officer's annual annuity payment will be equal to 87.3% of the sum of (a) 1.97% times the first 30 years of service, plus (b) 1.32% times the next 10 years of service, multiplied by (c) "final average salary," as defined below; this product will then be offset by Retirement Plan benefits and a portion of Social Security benefits to be received. A surviving spouse of a retiree would receive 50% of the above-described annual annuity payment under the Executive Retirement Plan, as well as under the Retirement Plan. Reduced benefits are available for eligible officers who retire prior to age 65 and as early as age 55, provided they have at least five years of service. In February 1997, the Board resolved that, upon Mr. Kennedy's retirement (or, in the event of his death while employed by the Company, for the benefit of his wife), Mr. Kennedy shall receive an actuarial increase (based upon the most recently published actuarial table that is generally accepted by American actuaries and generally applicable to the Executive Retirement Plan and the Retirement Plan, and a 6% rate of interest) in the benefits that he had accrued under the Executive Retirement Plan and the Retirement Plan at September 1, 1996. This adjustment was made to actuarially correct for his continued service after age 65, because such late retirement reduces the period of time over which his retirement benefits will actually be paid. The Executive Retirement Plan also has a lump sum payout provision. The only eligible people who retired in fiscal 1997 elected not to take this benefit in a lump sum.



     "Final average salary" for purposes of the Executive Retirement Plan basically is the average of an employee's annualized cash compensation for the 60 months during the 10 years prior to retirement which produces the highest average. Under the Executive Retirement Plan, "annual cash compensation" consists of base salary plus performance-based lump sum compensation, including amounts paid under the At Risk Program.


     The following table shows annual 50% joint and survivor life annuity total benefits payable under the Retirement Plan plus the Executive Retirement Plan to eligible officers retiring currently at the normal retirement age of 65 with a spouse of the same age. Forms of benefit payment other than the 50% joint and survivor life annuity, or retirement at other than age 65, would result in different annual benefits to eligible officers.



                       ESTIMATED ANNUAL RETIREMENT BENEFITS
  FIVE-YEAR          FOR YEARS OF BENEFIT SERVICE CREDITED(1)
FINAL AVERAGE     -----------------------------------------------
SALARY(2)(3)         25           30           35           40
-------------     --------     --------     --------     --------
 $   300,000      $125,030     $150,036     $166,530     $183,024
     700,000       297,011      356,413      395,955      435,496
   1,100,000       468,992      562,790      625,379      687,968
   1,500,000       640,973      769,168      854,803      940,439
   1,900,000       812,954      975,545     1,084,228    1,192,911


---------------
(1) The service credited for retirement benefit purposes to the officers named in the Summary Compensation Table, as of September 30, 1997, is as follows:
    Mr. Kennedy, 39 years, 1 month; Mr. Ackerman, 29 years, 2 months; Mr. Hare, 22 years; Mr. Pawlowski, 22 years, 1 month; Mr. Wehrlin, 21 years, 1 month.


(2) Compensation covered for retirement benefit purposes is more than the amounts appearing in the three "annual compensation" columns of the Summary Compensation Table on page 14, because of the inclusion of At Risk Program awards, some restricted stock and other lump sum compensation payments. Accordingly, the covered current compensation as of September 30, 1997, is as follows: Mr. Kennedy, $1,523,145; Mr. Ackerman, $695,000; Mr. Hare, $440,000; Mr. Pawlowski, $280,750; and Mr. Wehrlin $270,750.


(3) Benefits described in this table reflect the partial offset for Social Security benefits described above.

                   2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the 1998 Annual Meeting, stockholders will be asked to appoint Price Waterhouse LLP as independent accountants for the Company's fiscal year ending September 30, 1998 ("fiscal 1998"). If appointed, Price Waterhouse LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 1998.

     Representatives of that firm have regularly attended the Company's annual meetings and one is expected to attend this year. This representative shall have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to questions.

     The affirmative vote of a majority of the votes cast with respect to the appointment of independent accountants by the holders of shares of Common Stock entitled to vote is required for the appointment of Price Waterhouse LLP as independent accountants. If the necessary votes are not received, or if Price Waterhouse LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint other independent accountants. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of Price Waterhouse LLP as independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS APPOINTMENT.


                         3.  APPROVAL OF THE AMENDMENT

                  OF THE RESTATED CERTIFICATE OF INCORPORATION
               TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK


     The Board of Directors has proposed and declared advisable an amendment (the "Common Stock Amendment") to Article FOURTH of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized shares of Common Stock, par value $1.00 per share (the "Common Stock"), from One Hundred Million (100,000,000) shares of Common Stock to Two Hundred Million (200,000,000) shares of Common Stock (the "Common Stock Proposal"). The Board of Directors recommends that the Company's stockholders approve the Common Stock Amendment by voting FOR Proposal 3.


     If the proposed Common Stock Amendment is adopted by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Company's Common Stock entitled to vote at the Company's Annual Meeting, the proposed Common Stock Amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New Jersey, which is expected to occur shortly after such stockholder approval. A copy of the proposed Common Stock Amendment is attached as Appendix A hereto and the following description is qualified in its entirety by reference thereto. Appendix B hereto shows how the current Article FOURTH of the Certificate would change if the Common Stock Amendment is approved by the Company's stockholders.


     As of December 29, 1997, 38,237,435 shares of Common Stock were outstanding and additional shares of Common Stock in an aggregate amount of approximately 25,000,000 were reserved for issuance and remained unissued under the Company's Dividend Reinvestment Plan, Customer Stock Purchase Plan and Shareholder Rights Plan and under various long-term incentive and benefit plans, leaving approximately 37,000,000 shares of authorized but unissued Common Stock unreserved and available for issuance. If this Common Stock Proposal is approved by the stockholders, the Company will have 200,000,000 shares of authorized Common Stock.


     Other than with respect to the shares of Common Stock reserved for issuance as set forth above, the Board of Directors has no present plans with respect to the issuance of any material amount of additional shares of Common Stock. However, the Company periodically reviews various transactions that could result in the issuance of additional shares of Common Stock.


     The adoption of the Common Stock Amendment will not in itself result in the immediate issuance of any additional shares of Common Stock. The increase in the authorized number of shares is intended to provide sufficient authorized but unissued shares for stock dividends and stock splits, for use in connection with acquisitions, for financing transactions and for other corporate purposes.



     Approval of the Common Stock Amendment will permit the Board of Directors to issue such additional shares without further approval of stockholders and upon such terms and at such times as it may determine unless stockholder approval is required by applicable law or stock exchange requirements. Holders of the Company's securities have no preemptive rights to subscribe to the Company's securities.


     The additional shares of Common Stock proposed to be authorized could be issued to a holder who might vote against a proposed merger or sale of assets or other corporate transaction and therefore would be available for use to impede or discourage an attempted takeover of the Company.

VOTE NEEDED FOR APPROVAL OF ADDITIONAL SHARES OF COMMON STOCK


     Approval of the Common Stock Amendment requires the affirmative vote of a majority of the votes cast by the holders of the shares outstanding and entitled to vote on this proposal. An abstention or failure to vote (including a broker non-vote) will have no effect on the outcome of the vote.


BOARD OF DIRECTORS RECOMMENDATION


     The Board of Directors believes that adoption of the Common Stock Amendment is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR Proposal 3, and the accompanying proxy will be so voted, unless a contrary specification is made.


     THE BOARD RECOMMENDS A VOTE FOR THIS AMENDMENT.

                         4.  APPROVAL OF THE AMENDMENT

                  OF THE RESTATED CERTIFICATE OF INCORPORATION
              TO REVISE THE PROVISIONS RELATING TO PREFERRED STOCK


     The Board of Directors has proposed and declared advisable amendments (the "Preferred Stock Amendments") to Article FOURTH, Article FIFTH and Article SIXTH of the Company's Certificate to authorize Ten Million (10,000,000) shares of a new class of preferred stock, par value $1.00 per share (the "New Preferred Stock"). The Preferred Stock Amendments would also eliminate the Company's existing authorized Three Million Two Hundred Thousand (3,200,000) shares of preferred stock, par value $25 per share (the "Old Preferred Stock"), and all provisions related thereto. There are currently no issued and outstanding shares of Old Preferred Stock. In addition, the Preferred Stock Amendments make certain changes to references to Article FOURTH in other Articles in the Certificate. The Board of Directors recommends that the Company's stockholders approve the Preferred Stock Amendments by voting FOR Proposal 4.


     If the proposed Preferred Stock Amendments are adopted by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Company's Common Stock entitled to vote at the Company's Annual Meeting, the proposed Preferred Stock Amendments will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New Jersey, which is expected to occur shortly after such stockholder approval. A copy of the Preferred Stock Amendments is attached as Appendix A hereto and the following description is qualified in its entirety by reference thereto. Appendix B hereto shows how the current Article FOURTH, Article FIFTH and Article SIXTH of the Certificate would change if the Preferred Stock Amendments are approved by the Company's stockholders.


     The Preferred Stock Amendments would add to Article FOURTH of the Certificate provisions authorizing the issuance of 10,000,000 shares of the New Preferred Stock while eliminating provisions authorizing and concerning the Old Preferred Stock. THESE NEW PROVISIONS WOULD PROVIDE THAT IF ANY SERIES OF THE NEW PREFERRED STOCK IS CREATED IN THE MANNER HEREINAFTER DESCRIBED AND THE SHARES OF SUCH SERIES ARE GIVEN THE RIGHT TO VOTE, EACH HOLDER OF SHARES OF SUCH SERIES WOULD BE ENTITLED TO ONE VOTE FOR EACH OUTSTANDING SHARE OF SUCH SERIES OF NEW PREFERRED STOCK HELD BY SUCH HOLDER. Certain provisions of the Certificate currently restrict dividends and other distributions on Common Stock, the incurrence by the Company of additional unsecured debt and certain other actions, so long as any shares of the Old Preferred Stock are outstanding. These provisions would be eliminated if the Preferred Stock Amendments are adopted. However, as described below, the Board of Directors would be authorized, by the terms of the proposed Preferred Stock Amendments, to impose similar restrictions in connection with any series of the New Preferred Stock that the Board of Directors may create.


     In addition, the new provisions would permit the Board of Directors to issue the New Preferred Stock from time to time without the necessity of further action or authorization by the Company's stockholders (unless otherwise required by applicable law or stock exchange requirements) in one or more series and with such powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board of Directors may, in its discretion, subject to such powers, designations, preferences, rights and qualifications as are contained in the Certificate, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series, and whether such dividends, if any, shall be cumulative and/or participating;
(c) the circumstances and conditions, if any, under which holders of the shares of such series would be entitled to exercise voting rights including, for example, (i) whether the holders of the shares of such series would be entitled to elect directors of the Company (including whether such holders would be entitled, in the event of a default in the payment of dividends to such holders, to elect a majority of such directors), (ii) whether the holders of the shares of such series would be entitled to vote upon any amendments to provisions of the Certificate relating to such series and (iii) whether any such voting rights would be exercisable by such holders together with the voting rights of the holders of shares of Common Stock or by a separate class vote; (d) the terms and conditions, if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets (including the conversion or exchange price and including whether such conversion or exchange shall be at the election of the Company or the holders of such shares); (e) the right or obligation, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption (including whether such redemption shall be at the election of the Company or the holders of such shares); (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding-up of the Company; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Company of, the Company's Common Stock; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Company.


     The Board of Directors believes that availability of the New Preferred Stock will give the Company necessary flexibility with respect to possible acquisitions, financing transactions and other general corporate requirements. The Company anticipates using New Preferred Stock when it is not opportune to issue Common Stock or debt due to prevailing market conditions or as may be needed to meet Company capital structure requirements. The Company has not had Old Preferred Stock outstanding since 1986. The New Preferred Stock would be available for issuance, on such terms as the Board of Directors determines, without further action by the stockholders unless such action is required by applicable law or stock exchange requirements. The Company is currently authorized to issue 3,200,000 shares of Old Preferred Stock, none of which are issued and outstanding. If the Preferred Stock Amendments are approved by the stockholders, the Company will no longer be authorized to issue Old Preferred Stock and will be authorized to issue 10,000,000 shares of New Preferred Stock. The Company has no present plans, agreements or commitments for the issuance of the New Preferred Stock.


     The actual effect of the authorization of the New Preferred Stock upon the rights of the holders of Common Stock cannot be stated until the Board of Directors determines the respective rights of the holders of one or more series of the New Preferred Stock. Such effects, however, might include (a) restrictions on dividends on Common Stock if dividends on the New Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock; (c) restrictions on the rights of the holders of Common Stock to share in the Company's assets upon liquidation due to satisfaction of any liquidation preference granted to the New Preferred Stock; and (d) dilution of rights of the holders of Common Stock to share in the Company's assets upon liquidation if the New Preferred Stock is participating with respect to distributions upon such liquidation.

     Under certain circumstances, the relative rights, powers, preferences and limitations determined by the Board of Directors in connection with the issuance of shares of the New Preferred Stock could discourage third parties seeking to effect a takeover or otherwise gain control of the Company. For example, the shares of New Preferred Stock could be issued to purchasers who might support the Board of Directors in opposing a hostile takeover bid or could be used in connection with adopting another shareholder rights plan. The issuance of shares of New Preferred Stock could also have the effect of diluting the stock ownership and voting power of a third party seeking to effect a merger, sale of assets, or similar transaction. In the event and to the extent the proposed amendment could facilitate such actions, it could serve to perpetuate incumbent management and directors. The Board of Directors is not aware, however, of any specific effort or plan to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

     The Company already has a number of defensive provisions in its Certificate, including a classified Board of Directors, certain fair price and supermajority Board of Directors voting provisions for business combinations with a 5% or greater stockholder, and a prohibition against taking stockholder action in certain situations without the use of a mailed proxy statement. The Company also currently has a shareholder rights plan, the effect of which may be to discourage attempts to gain control of the Company without the approval of the Board of Directors. This rights plan would not be affected by the proposed authorization of shares of New Preferred Stock.

VOTE NEEDED FOR APPROVAL OF THE NEW CLASS OF PREFERRED STOCK

     Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares outstanding and entitled to vote on this proposal. An abstention or failure to vote (including a broker non-vote) will have no effect on the outcome of the vote.

BOARD OF DIRECTORS RECOMMENDATION


     The Board of Directors believes that adoption of this Proposal is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR Proposal 4, and the accompanying proxy will be so voted, unless a contrary specification is made.


     THE BOARD RECOMMENDS A VOTE FOR THIS AMENDMENT.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with during fiscal 1997.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business that will be presented for consideration at the meeting except as set forth above. However, if any other business is properly brought before the meeting, or any adjournment thereof, the Proxies will vote in regard thereto according to their discretion.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals that security holders intend to present at the 1999 Annual Meeting of Stockholders must be received at the principal offices of the Company no later than September 2, 1998, in order to be considered for inclusion in the Company's proxy statement and proxy for that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               ANNA MARIE CELLINO
                                               Secretary

December 31, 1997

                                   APPENDIX A


     There are two separate proposals being presented to the Company's stockholders for their approval. Appendix A sets forth all of the provisions of Article FOURTH and the changes to Article SIXTH of the Certificate assuming both Proposal 3 and Proposal 4 are approved by the stockholders. If the stockholders approve only Proposal 3, then the phrase "One Hundred Million (100,000,000) shares of Common Stock" in the first paragraph of Article FOURTH of the Certificate will be deleted and replaced by the phrase "Two Hundred Million (200,000,000) shares of Common Stock" and no other changes will be made to Article FOURTH or Article SIXTH. If the stockholders approve only Proposal 4, then the phrase "Three Million Two Hundred Thousand (3,200,000) shares of Preferred Stock having the par value of Twenty-Five Dollars ($25) per share" in the first paragraph of Article FOURTH of the Certificate will be deleted and replaced by the phrase "Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share", no other changes will be made to the first paragraph of Article FOURTH and all other changes to Article FOURTH and Article SIXTH will be as set forth in Appendix A.

                                                                      APPENDIX A

     I. Article Fourth of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

     FOURTH: The total authorized capital stock of this corporation shall consist of Ten Million (10,000,000) shares of Preferred Stock having the par value of One Dollar ($1.00) per share and Two Hundred Million (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

     The designations and relative rights, powers, preferences and limitations of the different classes of capital stock of this corporation, are as follows:

     1.  CHARACTERISTICS OF COMMON STOCK AND PREFERRED STOCK

     The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock into one or more series and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of each series so created. For illustrative purposes only, the foregoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

          (a) the maximum number of shares to constitute each such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

          (b) whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

          (c) the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non-participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends shall be cumulative;

          (d) whether the shares of each such series shall be subject to redemption, and, if made subject to redemption, the time or times, price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the holders of such shares;

          (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, including whether such rights shall be limited or participating with respect to shares of any other class or classes or any other series of capital stock upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (f) whether or not the shares of each such series shall be subject to the operation of a retirement or sinking fund and, if so, the terms and provisions relative to the operation of such retirement or sinking fund;

          (g) whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

          (h) the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

          (i) the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up of the corporation; and

          (j) any other preference, relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

          Each share of Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

     2.  DIVIDENDS ON PREFERRED STOCK

     No holder of outstanding shares of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than the dividends provided therefor pursuant to paragraph 1 hereof.

     3.  REDEMPTION AND REPURCHASE OF PREFERRED STOCK

     If, on or before the redemption date with respect to any shares of any series of Preferred Stock that are subject to redemption, as fixed or determined pursuant to paragraph 1 hereof, this corporation shall deposit with a bank, trust company or other financial institution monies necessary for the redemption of such shares, then, notwithstanding that any certificate for such shares so redeemed shall not have been surrendered for cancellation, from and after such redemption date, all rights and preferences with respect to such shares so redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the monies so deposited, the amount payable upon redemption of such shares, without interest. Any such monies so deposited by this corporation and unclaimed at the end of six
(6) years from such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

     Nothing herein contained shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law.

     4.  DIVIDENDS ON COMMON STOCK

     Subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

     5.  DISTRIBUTIONS ON COMMON STOCK

     In the event of any liquidation, dissolution or winding up of this corporation, and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

     6.  PREEMPTIVE RIGHTS

     No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.

     7.  VOTING RIGHTS

     At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under mandatory provisions of law that shall be controlling. If, and to the extent that, the shares of any series of Preferred Stock are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of such series of Preferred Stock shall be entitled to one vote for each outstanding share of such series of Preferred Stock held by such holder.

     8.  RECLASSIFICATION, ETC.

     From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the holders of Common Stock as may be provided by law.

     9.  CONSIDERATION FOR SHARES

     To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.

     II. Paragraph 4(k) of Article FIFTH of the Restated Certificate of Incorporation of the National Fuel Gas Company is hereby amended in its entirety to read as follows:

     (k) "Subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.

     III. The phrase "voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof" in the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby deleted and replaced by the words "voting separately from the Common Stock as provided in any amendment creating any series of Preferred Stock".

     IV. The last paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company is hereby amended in its entirety to read as follows:

     Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.

                                   APPENDIX B




This Appendix B, when printed and mailed to Stockholders, will have language struck through to indicate it is being deleted from the certificate of incorporation. The strike-throughs do not transmit via EDGAR. Paper copies with strike-throughs have been provided to the SEC staff and are available from the Company. The deleted language would be apparent by comparing Appendix A and Appendix B.

                                   Appendix B


                    I. Changes to Article FOURTH of the Restated Certificate of Incorporation of National Fuel Gas Company:

                    FOURTH: The total authorized capital stock of this [Corporation] corporation shall consist of [Three] Ten Million [Two Hundred Thousand (3,200,000)] (10,000,000) shares of Preferred Stock having the par value of [Twenty-Five Dollars ($25)] One Dollar ($1.00) per share and [One] Two Hundred Million [(100,000,000)] (200,000,000) shares of Common Stock having the par value of One Dollar ($1.00) per share.

                    The designations and relative rights, powers, preferences and limitations of the different classes of capital stock of this corporation, are as follows:

                    1. Characteristics of Common Stock and Preferred Stock.

                    The Board of Directors shall have the authority to amend this Certificate of Incorporation from time to time to divide the shares of the Preferred Stock [may be divided into and issued in] into one or more series[, from time to time, as herein provided. Each series shall be designated so as to distinguish the shares thereof from] and to determine the designation, the number, and the special and relative rights, powers, preferences and limitations of the shares of [all other series. All shares of the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to] each series so created. For illustrative purposes only, the foregoing power of the Board of Directors shall include, but shall not be limited to, the determination of the following terms:

                    (a) the maximum number of shares to constitute each such series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different from the par value thereof;

                    (b) whether the shares of each such series shall have voting rights and, if such shares are given voting rights, the terms of such voting rights, subject to the provisions of paragraph 7 hereof;

                    (c) the dividend rate or rates, if any, on the shares of each such series or the manner in which such rate or rates shall be determined, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of capital stock (including whether such dividends shall be participating or non participating with respect to any other class or classes or any other series of capital stock), whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which any such dividends [thereon] shall be cumulative [as provided in paragraph 2 hereof. The];

                    (d) whether the shares of [the Preferred Stock of different] each such series shall be subject to redemption, and, if made subject to redemption, the time or times, [may vary as to the following terms, which shall be fixed in the case of each series, at any time prior to the issuance of the shares thereof, in the manner provided in paragraph 7 hereof;

          (a) The annual dividend rate or rates for the particular series and the date from which dividends shall be cumulative on all shares of such series issued on or prior to the record date for the first dividend for such series;

          (b) The redemption] price or prices and other terms, limitations, restrictions or conditions of such redemption, including whether such redemption shall be made at the election of the corporation or the [for the particular series;

          (c) The terms and amount or amounts per share for the particular series payable to the] holders [thereof upon any] of such shares;

                    (e) the relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of each such series which the holders of shares of each such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of [this] the corporation, [which may be different for] including whether such rights shall be limited or participating with respect to shares of any other class or classes, or any other series, of capital stock upon the voluntary [and] or involuntary liquidation, dissolution or winding up[, but the amount payable to the Holders or any particular] of the corporation;

                    (f) whether or not the shares of each such series [upon any voluntary liquidation, dissolution or winding up shall always be equal] shall be subject to the operation of a retirement or sinking fund and, if so, [then current redemption price for shares of that series;]


          [(d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series except to the extent fixed in paragraph 3 below; and] the terms and provisions relative to the operation of such retirement or sinking fund;

                    [(e) The conversion, participating or] (g) whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of capital stock, or other securities, whether or not issued by the corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange, the method, if any, of adjusting any such price or prices or rate or rates and whether such shares shall be convertible or exchangeable at the election of the corporation or the holders of such shares;

                    (h) the limitations and restrictions, if any, to be effective while any shares of each such series are outstanding, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or any other class or classes or any other series of capital stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up of the corporation;

                    (i) the conditions or restrictions, if any, to be effective while any shares of each such series are outstanding, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the corporation; and

                    (j) any other preference, relative,
          participating, optional or other special rights, and the qualifications, limitations [(including refunding limitations)] or restrictions thereof, [if any, of the particular] as shall not be inconsistent with law, this Article FOURTH or any amendment creating such series.

                    Each share of [the] Common Stock shall be equal in all respects to every other share of the Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                    2. Dividends on Preferred Stock.

                    [The holders] No holder of outstanding shares of [each] any series of the Preferred Stock shall be entitled [in preference to the holders of the Common Stock to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends, at the annual dividend rate for the particular series fixed therefor, payable quarterly on January 15, April 15, July 15, and October 15 of each year. The dividends on all shares of all series of Preferred Stock shall be cumulative. No dividends shall be declared on any series of the Preferred Stock for any dividend period unless there shall be declared on all shares of all series of the Preferred Stock, at the time outstanding, dividends in the same proportion to the sum which would be payable on said shares if all dividends were paid in full. In case of all shares of each particular series, the dividends on shares of such series shall be cumulative,]

          [(a) if issued on or prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as herein provided;]

          [(b) if issued during the period commencing after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date; or]

          [(c) otherwise from the dividend payment date next preceding the date of issue of such shares;]

          [so that unless dividends on all outstanding shares of each series of the Preferred Stock shall have been paid or declared and set apart for payment for all past dividend periods, no dividends shall be paid or declared and no other distribution shall be made (other than dividends or distributions payable in Common Stock) on the Common Stock, and no Common Stock shall be Purchased or otherwise acquired for value by this corporation. Any accumulation of dividends on the Preferred Stock shall not bear interest. The holders of the Preferred Stock of any series shall not be entitled] to receive any dividends thereon other than the dividends [referred to in this] provided therefor pursuant to paragraph [2] 1 hereof.

                    3. Redemption and Repurchase of Preferred Stock[.]

                    [This corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock, at any tine or from time to time (subject to any terms of a particular series restricting refunding or redemption thereof at the redemption price of the shares of the particular series fixed therefor as herein provided, which shall include unpaid accumulated dividends, if any, to the date of such redemption. Notice of every such redemption shall, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption, be mailed to the holders of record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of this corporation; but, no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, this corporation shall select by lot or pro rata, in such manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to time limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the] If, on or before the redemption date with respect to any shares of any series of [the] Preferred Stock [shall be redeemed from time to time. If on or before the] that are subject to redemption [date specified in such notice all funds necessary for such redemption shall have been set apart by] , as fixed or determined pursuant to paragraph 1 hereof, this corporation[, separate and aside from its other funds,] shall deposit with a bank, trust company or other financial institution monies necessary for the [account of the holders of the shares to be redeemed, so as to be and continue to be available therefor] redemption of such shares, then, notwithstanding that any certificate for such shares so [called for redemption] redeemed shall not have been surrendered for cancellation, from and after [the date fixed for] such redemption[, the shares represented thereby shall no longer be deemed outstanding, and] date, all rights and preferences with respect to such shares so [called for redemption] redeemed shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the [funds] monies so [set apart] deposited, the amount payable upon redemption [thereof, without interest, provided, however, that this corporation may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, and, at any time prior to the reception date specified in such notice, deposit, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company doing business in the Borough of Manhattan, City and State of New York, designated in such notice of reception, and, upon such deposit all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights and preferences with respect to such shares so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, provided further that notice of such right shall be included in the notice of redemption hereinabove provided for. Any monies] of such shares, without interest. Any such monies so deposited by this corporation [pursuant to this paragraph 3] and unclaimed at the end of six (6) years from [the date fixed for] such redemption date shall be repaid to this corporation upon its request, after which repayment the holders of the shares so called for redemption shall look only to this corporation for the payment thereof.

                    [If at any time this corporation shall have failed to pay dividends in full on any outstanding shares of the Preferred Stock, thereafter and until dividends in full on all shares of the Preferred Stock outstanding shall have been paid, or declared and set apart for payment, for all past quarterly dividend periods, this corporation shall not redeem any shares of the Preferred Stock (except by redemption of all of the shares of the Preferred Stock outstanding) and shall not purchase or otherwise acquire for value any shares of the Preferred Stock or make any payment, or set aside any funds for payment, into a sinking fund, if any, for the purchase or redemption of any shares of Preferred Stock unless (1) approval for such purchase, partial redemption or other acquisition is obtained from the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority), and (ii) such purchase, partial reception or other acquisition is in accordance with an offer (which may vary as to the terms offered with respect to shares of different series of the Preferred Stock) made in writing to all holders of shares of the Preferred Stock.] Nothing herein contained[, except for time foregoing,] shall limit any legal right of this corporation to purchase or otherwise acquire any shares of the Preferred Stock to the extent permitted by law. All or any shares of Preferred Stock at any time redeemed, purchased or otherwise acquired by this corporation may thereafter, in the discretion of the Board of Directors, be reissued or otherwise disposed of at any time or from time to time, to the extent and in the manner now or hereafter permitted by law[, subject, however, to the limitations herein imposed upon the issue of shares of Preferred Stock.]

          [4. Preference on Liquidation, etc. of Preferred Stock.]

          [Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of this corporation, and after paying or providing for the payment of all creditors of this corporation, the holders of all shares of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the shares of fee particular series fixed therefor as provided in the resolutions creating such series, which shall include unpaid accumulated dividends, if any, to the date of such distribution. But no payments on account of such distributive amounts shall be made to the holders of shares of any series of the Preferred Stock unless there shall be paid at the same time to the holders of shares of each other series of the Preferred Stock at the time outstanding, distributive amounts in the same proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of this corporation other than amounts referred to in this paragraph. Neither the consolidation or merger of this corporation with or into any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this corporation for the purposes of this paragraph].

                    [5] 4. Dividends on Common Stock[.]

                    [Whenever the full dividends on the shares of all] Subject to the rights and preferences of each series of [the] Preferred Stock [at the time outstanding for all past quarterly dividend periods shall have been paid or declared and set apart for payment and after all amounts then or theretofore required to be set apart or applied in respect of any sinking fund, then], as determined pursuant to paragraph 1 hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of such dividends.

                    [6.] 5. Distributions on Common Stock.

                    In the event of any liquidation, dissolution or winding up of this corporation, [all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation and after paying or providing for the payment to the holders or shares or all series of the Preferred Stock of the fuel distributive amounts to which they are respectively entitled, as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective shares.]

          [7. Designation and Terms of Series.]

          [The Board of Directors of this corporation may, at any time or from time to time, within the then total authorized number of shares of the Preferred Stock of all series, increase the authorization number of shares of any series of the Preferred Stock, establish or reestablish any unissued shares of Preferred Stock as shares of the Preferred Stock of any series or as Preferred Stock which is not part of a then existing series, create one or more additional series of the Preferred Stock, fix the authorization number of shares of any series (which number of shares shall be subject to change from time to time by like action except where the amendment creating the series otherwise provides), and fix the designations and the terms of any series of the Preferred Stock in the respects in which the shares of any series may vary from the shares of other series of the Preferred Stock, as provided in paragraph 1 hereof.]

          [8. Restrictions on Certain Corporate Action.]

          [(A) So long as any shares of the Preferred Stock are outstanding, this corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding]

          [(a) create or authorize any shares of any class of stock ranking prior to the Preferred Stock or create or authorize any security convertible into shares of any such stock, or issue any shares of any class of stock ranking prior to the Preferred Stock more than twelve
          (12) months after the date as of which this corporation was empowered to create or authorize such prior ranking stock. (Whenever reference is made to shares "ranking prior to the Preferred Stock", such reference shall mean all shares of this corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of this corporation are given preference over the rights of the holders of Preferred Stock; whenever reference is made to shares "ranking on a parity with the Preferred Stock", such reference shall mean and include all shares of this corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions, is in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation rank on parity (except as to the amounts fixed therefor) with the rights of the holders of Preferred Stock); or]

          [(b) amend, alter or repeal any of the powers, preferences or special rights of the Preferred Stock then outstanding so as to affect adversely any such powers, preferences or special rights; provided, however, that if any such amendment, alteration or repeal affects adversely the powers, preferences or special rights of one or more, but not all, series of the Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized number of shares of Preferred Stock or to create or authorize, or increase or decrease the authorized number of shares of, any class of stock ranking on a parity with the outstanding shares of Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the holders of Preferred Stock or of any series thereof.]

          [This subparagraph (A) shall not apply to, and the class or series vote herein specified shall not be required for approval of, any action of the types described in clause (a) or (b) which is a part of or effected in connection with a consolidation of merger approved by the holders of Preferred Stock or which, under clause (b) of subparagraph (B) of this paragraph 8, does not require their approval.]

          [(B) So long as any shares of the Preferred Stock are outstanding, this corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding:]


          [(a) issue or assume, not permit any subsidiary to issue or assume, any unsecured notes or other securities representing unsecured debt (other than debt securities described in subclauses (i) and (ii) of this clause (a), unsecured debt securities issued for the purpose of refunding or renewing outstanding unsecured debt securities resulting in equal or longer maturities or for the purpose of redeeming or otherwise retiring all outstanding shares of the Preferred Stock), if, after giving effect to such issue or assumption, (i) the total outstanding principal amount of all unsecured notes or other securities representing unsecured debt of this corporation and its subsidiaries consolidated would then thereby exceed 20% of the aggregate of all existing secured debt of this corporation and its subsidiaries consolidated and the capital stock, premiums thereon, and surplus of this corporation and its subsidiaries consolidated at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the calendar month in which such issue or assumption would be made, adjusted for any dividends or distributions declared by, and any changes in capital or paid-in surplus of, this corporation and its subsidiaries on a consolidated basis to and including the date of the issue or assumption or (2) the total outstanding principal amount of all unsecured notes or other securities representing unsecured debt of this corporation and its subsidiaries consolidated with maturities of less than 10 years would then exceed 10% of such aggregate. For the purpose of this clause (a), the payment due upon the maturity of unsecured debt which had an original single maturity in excess of 10 years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of 10 years shall not be regarded as unsecured debt of a maturity of less than 10 years until such payment shall be required to be made within 3 years.]

          [(i) As used in clause (a), the term "unsecured debt" shall not include (x) any debentures issued by this corporation under any indentures heretofore or hereafter entered into by this corporation with any trustee, including any amendments or supplements thereto, (y) inventory loans having maturities of not more than twelve (12) months, and (z) accounts receivable loans; provided, however, that the issuance of any such debentures and the incurrence of any such loan obligations shall have been approved by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority).]

          [(ii) As used in clause (a), the term "secured debt" shall include the debentures referred to in (i)(x) above, and all other forms of debt of this corporation and its subsidiaries which are secured by their terms but shall not include the loans specified in (i)(y) above.]

          [(iii) As used in subclause (i)(z) above, "accounts receivable loans" shall mean an amount of unsecured debt having maturities of not more than twelve (12) months equal to the difference between (I) the highest amount of the aggregate of billed but uncollected charges for delivered gas (net of reserves for bad debts) and the charges for delivered but unbilled gas at the end of any calendar month within the twelve (12) calendar months immediately preceding the calendar month in which the issue or assumption of unsecured debt would be made, and
          (II) the average amount of the aggregate of billed but uncollected charges for delivered gas (net of reserves for bad debts) and the charges for delivered by unbilled gas at the end of each calendar month of the six (6) consecutive calendar month period from June through November in the immediately preceding calendar year.]

          [(b) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of this corporation's assets, unless such merger, consolidation, the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, or such sale or other disposition of assets, shall have been ordered, exempted, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises (so long as this corporation is subject to said Act or commission or regulatory authority); or]


          [(c) issue any additional snares, or reissue any reacquired shares, of Preferred Stock or of any other class of stock ranking on a parity with the outstanding shares of the Preferred Stock as to dividends or assets for any purpose other than to redeem or otherwise retire an equal par amount or stated value of Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, unless:]

          [(i) the consolidated gross income of this corporation and its subsidiaries for any twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar month of such issuance is equal to at least one and one-half (1 1/2) times the aggregate of the annual interest charges on the indebtedness of this corporation and its subsidiaries consolidated (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock ranking prior to or on a parity with the shares to be issued, as to dividends or assets), which will be outstanding immediately after the issuance of such shares; and]

          [(ii) the aggregate of the junior stock equity (as defined in paragraph 13 hereof) is at least equal to the aggregate amount payable upon any involuntary liquidation, dissolution or winding up of this corporation with respect to all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto or on parity therewith as to dividends or assets, which will be outstanding immediately after the issuance of such shares of Preferred Stock or Stock ranking on a parity therewith.]

          [As used in subclause (i) of this clause (c), the term "consolidated gross income of this corporation and its subsidiaries" shall mean the sum of the consolidated net income of the corporation and its subsidiaries as determined by this corporation in accordance with sound accounting practice plus amounts deducted in the computation of such consolidated net income for interest charges on indebtedness and for dividends paid or accrued on the Preferred Stock of this corporation, and the term "indebtedness" shall mean all obligations, whether or not represented by bonds, debentures or notes for the repayment of money borrowed, all deferred obligations for the payment of the purchase price of property purchased and all obligations assumed, but shall not include any customers' deposits or employees' deposit accounts or employees' pension or other accounts.]

          [If during the period as of which consolidated gross income is to be determined for the purpose set forth in subclause (i) of this clause
          (c), the amount required to be charged for depreciation, depletion and amortization in the determination of "Consolidated Income Available for Dividends" under the most restrictive provisions of this corporation's indentures with trustees for debentures (now outstanding or hereafter created) pursuant to which debentures have been issued by this corporation, exceeds the amounts so charged on the books of this corporation and its consolidated subsidiaries as reported in the last annual officers' Certificates filed with such trustees, such excess shall also be deducted in determining consolidated gross income of this corporation and its subsidiaries.]

          [(C) So long as any shares of the Preferred Stock are outstanding, this corporation shall not declare any dividends or make any distributions, other than dividends or distributions payable in Common Stock, to one holders of shares of its Common Stock if after giving effect to such declaration or distribution the capital of this corporation represented by its Common Stock as would then be stated on its books of account, together with the consolidated surplus of this corporation and its subsidiaries at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the month in which such dividends or distributions are declared, shall in the aggregate be less than the involuntary liquidating value of all shares of its then outstanding Preferred Stock. For the purpose of this subparagraph, such consolidated surplus of this corporation and its subsidiaries shall be adjusted for any other dividends or distributions declared by, and changes in capital or paid-in surplus of, this corporation and its subsidiaries on a consolidated basis, to and including the date of such declaration.]

          [(D) As used in this Article FOURTH, the term "subsidiary" shall mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.]

          [(E) As used in this paragraph 8 and in paragraph 13, the term "consolidated surplus of this corporation and its subsidiaries" shall include capital surplus, earned surplus and any other surplus of this corporation and its subsidiaries, consolidated as determined by this corporation in accordance with sound accounting practice.] and subject to the rights and preferences of each series of Preferred Stock, as determined pursuant to paragraph 1 hereof, all assets and funds of this corporation remaining after paying or providing for the payment of all creditors of this corporation shall be divided among and paid to the holders of the Common Stock according to their respective shares.

                    [9] 6. Preemptive Rights.

                    No holder of shares of any stock of this corporation of any class now or hereafter authorized shall have any right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of this corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, certificates, securities, warrants or other instruments be unissued or issued and thereafter acquired by this corporation and whether such shares and other instruments be issued for cash, property, services, or by way of dividends or otherwise.


                    [10] 7. Voting Rights.

                    [(A)] At all meetings of the stockholders of this corporation, the holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively except as otherwise expressly provided herein. The holders of shares of Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of this corporation nor to participate in any such meeting except as [herein] otherwise expressly provided herein or in any amendment creating a series of Preferred Stock and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provisions of law that shall be controlling.

          [(B) If and when dividends payable on] If, and to the extent that, the shares of any series of Preferred Stock [shall be in default in an amount equivalent to or exceeding four (4) full quarterly dividends on all] are provided voting rights in accordance with the provisions hereof, including the provision of such voting rights in any amendment creating such series, each holder of shares of [all] such series of [the] Preferred Stock [then outstanding, and until all dividends then in default shall have been paid or declared and set apart for payment, the holders of all shares of all series of the Preferred Stock, voting as one class,] shall be entitled to [elect additional directors in the smallest number necessary to constitute a majority of the full Board of Directors, and the holders of shares of Common Stock, voting separately as a class, shall continue to elect the remaining directors of this corporation. While such default continues and the majority of the Board of Directors is being elected by the holders of shares] one vote for each outstanding share of such series of Preferred Stock[ , the remaining directors shall continue in office for the duration of the respective terms for which they were elected and until their successors are elected by the holders of shares of Common Stock and shall qualify. Each director elected by vote of the holders of shares of Preferred Stock pursuant to the special right to vote as a class shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected by the holders of shares of Preferred Stock and shall qualify.]

          [The division of directors into classes as provided in Article SIXTH shall not apply to the directors elected by vote of the holders of shares of Preferred Stock pursuant to the special right to vote as a class provided in this subparagraph.]

          [(C) If and when all dividends then in default on the shares of Preferred Stock then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of any special right with respect to the election of directors provided in subparagraph (B) hereof, and the voting power of the holders of shares of Preferred Stock and the holders of shares of Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon the payment or setting apart for payment of all accumulated and defaulted dividends on such Preferred Stock, the terms of office of all persons who may have been elected directors of this corporation by vote of the holders of shares of Preferred Stock, as a class, pursuant to such special rights, shall forthwith terminate.]

          [(D) In case of any vacancy in the office of a director occurring among the directors elected by the holders of shares of Preferred Stock, as a class, pursuant to the foregoing provisions of subparagraph (B) hereof, the remaining directors elected by the holders of shares of Preferred Stock may elect, by affirmative vote of a Majority thereof, or the remaining director so elected if there be but one, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. This special right shall likewise be divested if and when all dividends then in default on the shares of Preferred Stock then outstanding shall be paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable); but always subject to the same provisions for granting to directors elected by the holders of shares of Preferred Stock the aforesaid right to elect directors to fill vacancies in case of further like default or defaults in dividends on the shares of Preferred Stock and the election of directors by the holders of shares of Preferred Stock.]

          [(E) Whenever under the provisions of subparagraph (B) hereof the right shall have accrued to the holders of shares of Preferred Stock to elect directors, the Board of Directors shall call a special meeting of the holders of shares of Preferred Stock for the election of such additional directors, such meeting to be held not less than forty-five (45) days and not more than ninety (90) days after the accrual of such right. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to subparagraph
          (B) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock shall be required to constitute a quorum for the election of directors by such class.]


          [(F) Except when some mandatory provision of law shall be controlling or except as otherwise provided in clause (b) of paragraph 8(A) hereof or, except as regards the special rights of any series of the Preferred Stock as provided in the amendment creating such series, whenever shares of two or more series of the Preferred Stock are outstanding no particular series of the Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of this corporation by classes may now or hereafter be required.] held by such holder.


                    [11] 8. Reclassification, etc.

                    From time to time, and without limitation of other rights and powers of this corporation as provided by law, this corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Common Stock or of any other class of stock of this corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of shares of the Preferred Stock or of any series thereof then outstanding or of shares of the Common Stock or of any other class of stock of this corporation, upon such vote, given at a meeting called for that purpose, of its stockholders then entitled to vote thereon as may be provided by law; provided that the consent of the holders of shares of the Preferred Stock (or of any series thereof) required by the provisions of [paragraph 8 hereof] any amendment creating any series of Preferred Stock or by applicable law, if any such consent be so required, shall have been obtained; and provided further that the rights, privileges, terms and conditions of shares of Common Stock shall not be subject to amendment, alteration, change or repeal without such vote (given by written consent, or by vote at a meeting called for that purpose), of the holders of Common Stock as may be provided by law[)].

                    [12] 9. Consideration for Shares[.]

                    To the extent permitted by law, this corporation may, at any time, and from time to time, issue and dispose of any of the authorized and unissued shares of the Preferred Stock and Common Stock for such consideration as may be fixed by the Board of Directors, or as may be determined in accordance with a general formula established by the Board of Directors, or at not less than such minimum consideration as the Board of Directors may authorize.

          [13. Dividend Restriction.]

          [So long as any shares of the Preferred Stock shall be outstanding, this corporation shall not declare any dividends or make any distributions in respect of outstanding shares of any stock of this corporation ranking junior to the Preferred Stock as to dividends or assets (in this paragraph called "junior stock"), other than dividends in shares of junior stock, or purchase or otherwise acquire for value any outstanding shares of junior stock except in exchange for or with the proceeds of other junior stock (each such dividend, distribution, purchase or acquisition being in this paragraph called a "dividend") in contravention of the following:]

          [(a) If and so long as the junior stock equity (as defined herein) as the result of a dividend on the junior stock would become less than twenty percent (20%) of total consolidated capitalization (as defined herein), this corporation shall not declare such dividends in an amount which, together with all other dividends on the junior stock declared within the year ending with and including the date on which such dividend is declared, exceeds fifty percent (50%) of the consolidated net income of this corporation and its consolidated subsidiaries available for dividends on the junior stock for any period of twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the junior stock which under the restrictions set forth above in this subparagraph (a) could have been, and have not been, declared; and]

          [(b) If and so long as the junior stock equity as the result of a dividend on the junior stock would become less than twenty-five percent (25%) but not less than twenty percent (20%) of total consolidated capitalization, this corporation shall not declare dividends on the junior stock in an amount which, together with all other dividends on the junior stock declared within the year ending with and including the date on which such dividend is declared, exceeds seventy-five percent (75%) of the consolidated net income of this corporation and its consolidated subsidiaries available for dividends on the junior stock for any period of twelve (12) consecutive calendar months within a period of fifteen (15) consecutive calendar months immediately preceding the calendar months in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on the junior stock which under the restrictions set forth above in subparagraph (a) of this paragraph and in this subparagraph (b) could have been, and have not been, declared.]

          [For the purposes of this Article FOURTH, "junior stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of junior stock then carried on the books of this corporation and consolidated surplus of this corporation and it subsidiaries, less (i) the excess, if any, of the aggregate amount payable on involuntary liquidation of this corporation upon all outstanding shares of the Preferred Stock of this corporation of all classes over the sum of (I) the aggregate par value of such shares and
          (II) any premium thereon; (ii) any amounts on the books of this corporation and its consolidated subsidiaries known, or estimated if not known, to represent the excess, if any, of recorded value over original cost or other recorded basis required by regulatory authorities of used or useful utility plant; and (iii) any intangible items set forth on the asset side of the consolidated balance sheet of this corporation and its consolidated subsidiaries in accordance with generally accepted accounting principles, such as unamortized debt discount and expense; provided, however, that no deduction shall be required to be made in respect of items referred to in clauses (ii) and (iii) of this paragraph in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.]

          [For the purposes of this Article FOURTH, "total consolidated capitalization" shall mean the aggregate of (i) the principal amount of all outstanding indebtedness of this corporation and its consolidated subsidiaries maturing more than twelve (12) months after the date of issue or assumption thereof; and (ii) the par value of, or stated capital represented by, the outstanding shares of all classes of the capital stock of this corporation and its subsidiaries consolidated, plus premiums on such stock and the consolidated surplus of this corporation and its subsidiaries, less any amounts required to be deducted pursuant to clause (ii) and (iii) the immediately preceding paragraph of this paragraph in the determination of junior stock equity.]

          [For the purposes of this paragraph 13 and paragraph 8, "junior stock equity" and "total consolidated capitalization" shall be as of the date on which the dividend or distribution is declared on or which the issue or reissue of capital stock (to which paragraphs 13 and 8 relate) would occur, except, however, consolidated surplus of this corporation and its subsidiaries included therein shall be the amount thereof at the end of any calendar month within a period of four (4) consecutive calendar months immediately preceding the calendar month in which such dividend or distribution is declared or such issue or reissue of capital stock would occur, adjusted, as applicable, for all dividends or distributions declared and issues or reissues of capital stock by this corporation and its subsidiaries on a consolidated basis subsequent to the date such consolidated surplus of this corporation and its subsidiaries is determined.]

          [Cumulative Preferred Stock, 9.205 Series]

          [The shares of Preferred Stock are hereby divided to create a series of Preferred Stock, and it is hereby determined that such series shall consist of 1,200,000 shares, $25 par value, which shall have the following designation, relative rights, preferences and limitations:]

          [(a) The distinctive serial designation of the series is Cumulative Preferred Stock, 9.20% Series ("9.20% Series")]

          [(b) The annual dividend rate for the 9.20% Series is $2.30 per share per annum payable quarterly on July 15, October 15, January 15 and April 15 of each year, the first dividend date to be July 15, 1976, for the period commencing June 3, 1976, and such dividends to be cumulative from June 3, 1976.]

          [(c) The 9.20% Series shall be subject to redemption in the manner provided in the Certificate of Incorporation at a redemption price per share (i) of $27.30 if the date of redemption is on or prior to April 14, 1981, (ii) of $26.73 if the date of redemption is after that date but on or prior to april 14, 1986, (iii) of $26.15 if the date of redemption is after the last mentioned date but on or prior to April 14, 1991 and (iv) $25.58 thereafter, in each case plus unpaid accumulated dividends to the date of redemption; provided, however, that the 9.20% Series shall not be redeemable on or prior to April 14, 1981, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of Preferred Stock ranking equally with or prior to the 9.20% Series as to dividends or on liquidation, if the interest on such indebtedness or the dividends on such Preferred Stock have an effective annual interest or dividend cost to the corporation (computed in accordance with generally accepted financial practice) of less than 9.50413%, the effective dividend cost to the corporation of the 9.20% Series.]

          [(d) The 9.20% Series shall be entitled to receive, upon involuntary liquidation, dissolution or winding up of this corporation, $25 per share plus accumulated and unpaid dividends, if any.]

          [(e) The 9.20% Series shall be subject to redemption as and for a sinking fund as follows:]

          [On or before April 14 in each year, commencing with the twelve-month period April 15, 1981 through April 14, 1982 and on or before each April 14 thereafter (each such period being hereinafter referred to as a "9.20% Series Sinking Fund Redemption Period" and each such April 14 being hereinafter referred to as a "9.20% Series Sinking Fund Redemption Date"), for so long as any shares of the 9.20% Series shall remain outstanding, the corporation shall redeem, out of funds legally available therefor and otherwise in the manner provided with respect to the corporation's Preferred Stock, cumulative, $25 par value, in the Certificate of Incorporation 60,000 shares of the 9.20% Series (or the number of shares then outstanding if less than 60,000) at the sinking fund redemption price of $25 per share plus, as to each share so redeemed, an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date of redemption (the obligation of the corporation so to redeem the shares of the 9.20% Series being hereinafter referred to as the "9.20% Series Sinking Fund Obligation"). The 9.20% Series Sinking Fund Obligation shall be cumulative. If on any 9.20% Series Sinking Fund Redemption Date the corporation shall not have redeemed 60,000 shares during the previous 9.20% Series Sinking Fund Redemption Period and the corporation shall not have funds legally available therefor sufficient to redeem the full number of shares required to be redeemed on or before that date, the 9.20% Series Sinking Fund Redemption Period and each successive

          9.20% Series Sinking Fund Redemption Date until such shares shall have been redeemed. Whenever on any 9.20% Series Sinking Fund Redemption Date the funds of the corporation legally available for the satisfaction of the 9.20% Series Sinking Fund Obligation and all other sinking fund and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the 9.20% Series (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the corporation to satisfy fully its Total Sinking Fund Obligation on that date, the corporation shall apply to the satisfaction of its 9.20% Series Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such 9.20% Series Sinking Fund Obligation to such Total Sinking Fund Obligation. In addition to the 9.20% Series Sinking Fund Obligation, the corporation shall have the option, which shall be non-cumulative, to redeem, upon authorization of the Board of Directors and otherwise in the manner provided with respect to the corporation's Preferred Stock, cumulative, $25 par value, in the Certificate of Incorporation on each 9.20% Series Sinking Fund Redemption Date, at the aforesaid sinking fund redemption price, up to 60,000 additional shares of the 9.20% Series. The corporation shall be entitled, at its election, to credit against its 9.20% Series Sinking Fund Obligation for any 9.20% Series Sinking Fund Redemption Period or on any 9./20% Series Sinking Fund Redemption Date any shares of the 9.20% Series (including shares of the 9.20% Series optionally redeemed pursuant to this paragraph (e)) theretofore redeemed, other than shares of the 9.20% Series redeemed pursuant to the 9.20% Series Sinking Fund Obligation, purchased or otherwise acquired and not previously credited against the 9.20% Series Sinking Fund Obligation; and]

          [(f) The 9.20% Series shall have such other relative rights, preferences and limitations as are set forth in the Certificate of Incorporation.]

          [(k) "Subsidiary" shall have the meaning given that term in subparagraph (D) of paragraph 8 of this Article FOURTH hereof SIXTH:
          The business and affairs of this corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, to be elected by the holders of paragraph 10 of Article FOURTH hereof) shall be not less than 7 nor more than 11, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.]

          [The directors of this corporation shall be divided into three classes, designated Class I, Class II and Class III, respectively. Each class shall be as nearly equal in number as may be possible. At the 1985 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, the successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, and successors to directors of any other class, including directors elected in any such class by the Board of Directors to fill one or more vacancies or newly-created directorships, shall be elected for the remaining term of that class. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article SIXTH, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.]

          [Any newly-created directorship resulting from an increase in the number of directors by resolution of the Board pursuant to this Article SIXTH may be filled by a majority of the directors then in office. Any vacancy on the Board of Directors occurring for any reason, other than an increase in the number of directors as aforesaid, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.]

          [Directors of any class shall hold office until the annual meeting of the year in which the term of such class expires or, in the case of directors elected by the Board of Directors to fill vacancies or newly-created directorships, until the next annual meeting following their election, and until their respective meeting following their election, and until their respective successors shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office.]


                    II. Changes to paragraph 4(k) of Article FIFTH of the Restated Certificate of Incorporation of National Fuel Gas Company:

                    (k) "Subsidiary" shall [have the meaning given that term in subparagraph ()d) of paragraph 8 of this Article FOURTH hereof] mean any corporation a majority of the voting shares of which are at the time owned by this corporation or by other subsidiaries of this corporation or by this corporation and other subsidiaries of this corporation.


                    III. Changes to the first paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company:

                    The business and affairs of this corporation shall be managed by a Board of Directors. The number of directors (exclusive of directors, if any, to be elected by holders of shares of Preferred Stock, [voting separately as a class, pursuant to paragraph 10 of Article FOURTH hereof] voting separately from the Common Stock as provided in any amendment creating any series of Preferred Stock) shall be not less than 7 nor more than 11, the exact number of directors to be determined from time to time by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors.


                    IV. Changes to the last paragraph of Article SIXTH of the Restated Certificate of Incorporation of National Fuel Gas Company:

                    Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of shares of Preferred Stock shall have the right, voting separately [as a class] from the Common Stock, to elect directors of this corporation, the number, election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms and provisions of [this Certificate of Incorporation applicable thereto, including paragraph 10 of Article FOURTH hereof] any amendment creating any series of Preferred Stock; and such directors so elected shall not be divided into classes pursuant to this Article SIXTH. During the prescribed term of office of any such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in the first paragraph of this Article SIXTH.

PROXY
                           NATIONAL FUEL GAS COMPANY

PROXY/VOTING INSTRUCTION CARD SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT
             THE ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 26, 1998

                PLACE: MANDALAY BEACH RESORT, OXNARD, CALIFORNIA

The undersigned hereby appoints B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 29, 1997, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof. FAILURE TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR DIRECTOR SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE FOR SUCH NOMINEE'S ELECTION. FAILURE TO VOTE ON ANY OTHER MATTER SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE WITH RESPECT TO EACH SUCH MATTER. THIS PROXY MAY BE REVOKED WITH THE SECRETARY OF THE MEETING AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

This card also provides confidential voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plans, the National Fuel Gas Company Employees' Thrift Plan, and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustees of those plans as to the voting of such shares.

TRUSTEES' AUTHORIZATION. The undersigned authorizes The Chase Manhattan Bank, N.A. as Trustee of the National Fuel Gas Company Employee Stock Ownership Plans and the National Fuel Gas Company Employees' Thrift Plan and/or authorizes Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax-Deferred Savings Plans to vote all shares of the Common Stock of the Company allocated to the undersigned's account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side.

THE TRUSTEE(S) MAY NOT VOTE THE SHARES HELD FOR YOUR ACCOUNT(S) IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS. EMPLOYEE PARTICIPANTS IN THE PLAN(S) MAY GIVE VOTING INSTRUCTIONS BY TELEPHONE AS DESCRIBED ON THE REVERSE SIDE OF THIS VOTING INSTRUCTION CARD. YOUR DIRECTIONS TO VOTE SHARES HELD IN THE PLAN(S) WILL BE KEPT CONFIDENTIAL. YOU MAY REVOKE YOUR INSTRUCTIONS BY NOTICE TO THE TRUSTEE(S) AS DESCRIBED ON THE FIRST PAGE OF THE ENCLOSED PROXY STATEMENT.

      THIS PROXY/VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF TWO WAYS:

1. Mark, sign and date your proxy/card and return it promptly in the enclosed envelope.

OR

2. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions found on the reverse side.

   A majority of shareholders must vote in order for the Annual Meeting to be held as scheduled on February 26, 1998.

                                  PLEASE VOTE

                                                          Please mark
                                                        your votes as
                                                         indicated in
                                                         this example. [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

IF YOU ARE A NATIONAL FUEL GAS COMPANY EMPLOYEE BENEFIT PLAN PARTICIPANT, THIS VOTING INSTRUCTION CARD INSTRUCTS THE TRUSTEE(S) HOW TO VOTE YOUR SHARES WITHIN THE BENEFIT PLANS. IF NO INSTRUCTIONS ARE GIVEN, YOUR SHARES MAY NOT BE VOTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1,2, 3 AND 4.

Item 1 -- Election of the following nominees as Directors:

          For three-year terms which expire in 2001 --
            01) P.C. Ackerman
            02) J.V. Glynn
            03) B.S. Lee

WITHHOLD for the following only. Write names(s) below.

       FOR
  all nominees             WITHHOLD
(except as marked          for all
   to the left)            nominees
       [ ]                   [ ]

Item 2 -- Appointment of independent accountants.
          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

Item 3 -- Approval of Amendment of the Restated Certificate of
          Incorporation to increase the amount of authorized Common Stock.
          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

Item 4 -- Approval of Amendment of the Restated Certificate of Incorporation to revise the provisions relating to Preferred Stock.
          [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                                  WILL ATTEND MEETING

                                        ***IF YOU WISH TO VOTE BY TELEPHONE,
                                        PLEASE READ THE INSTRUCTIONS BELOW***

(Signature of Stockholder(s))___________________________ Dated: ___, 1998

Please sign your name as it appears on this proxy/voting instruction card and return the completed card in the enclosed envelope. When signing as an attorney, executor, administrator, trustee, guardian or other representative, please give title as such. If signer is a corporation, please sign full corporate name by duly authorized officer and attach corporate seal. For joint accounts, each joint owner should sign.

--------------------------------------------------------------------------------
             PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                    HELP US SAVE MONEY -- VOTE BY TELEPHONE

Your telephone vote authorizes the named proxies/trustees to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- On a Touch Tone Telephone call toll free 1-800-840-1208 -- 24 hours per day -- 7 days a week.

- You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals: Press
           1 now. If you wish to vote on each proposal separately, press 0 now.

WHEN YOU PRESS 1, YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

OPTION 2: If you choose to vote on each proposal separately, press 0 now and you will hear these instructions.

Proposal 1: To vote FOR ALL nominees, press 1; To WITHHOLD FOR ALL nominees, press 9;
            TO WITHHOLD FOR AN INDIVIDUAL nominee, press 0.

            If you press 0, enter the two digit number that precedes the nominee(s) for whom you withhold your vote; then press 0.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 4: To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0.

YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

   IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY/VOTING
                               INSTRUCTION CARD.

                             THANK YOU FOR VOTING.

NATIONAL FUEL GAS COMPANY                                             PROXY

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 26, 1998

PROXY: B.J. Kennedy, P.C. Ackerman, and A.M. Cellino, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Common Stock held of record by the undersigned on December 29, 1997, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items below and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

Item 1 -- Election of the following nominees as Directors:

For three-year terms which expire in 2001 -- P.C. Ackerman, J.V. Glynn, B.S. Lee

       FOR all nominees
(except as marked to the right)
             [ ]

           WITHHOLD
       for all nominees
             [ ]

WITHHOLD for the following only. Write name(s) below.
____________________________________________________

Item 2 -- Appointment of independent accountants

          For    Against   Abstain
          [ ]      [ ]       [ ]

Item 3 -- Approval of Amendment of the Restated Certificate of Incorporation to increase the amount of authorized Common Stock.

          For    Against   Abstain
          [ ]      [ ]       [ ]

Item 4 -- Approval of Amendment of the Restated Certificate of Incorporation to revise the provisions relating to Preferred Stock.

          For    Against   Abstain
          [ ]      [ ]       [ ]

                (Please date and sign on reverse side and return promptly.)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN WITH RESPECT TO ALL OR SOME ITEMS, AS TO SUCH ITEMS, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. FAILURE TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE FOR DIRECTOR SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE FOR SUCH NOMINEE'S ELECTION. FAILURE TO VOTE ON ANY OTHER MATTER SHALL CONFER ON THE PROXIES AUTHORITY TO VOTE WITH RESPECT TO EACH SUCH MATTER.

                         THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENT PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT.

                                        ___________________________________
                                        Signature

                                        ___________________________________
                                        Signature

                                        Date ______________________________

                                        Please sign your name as it appears on
                                        this proxy, and return the completed
                                        proxy in the enclosed envelope. When
                                        signing as an attorney, executor,
                                        administrator, trustee, guardian or
                                        other representative, please give title
                                        as such. If signer is a corporation,
                                        please sign full corporate name by duly
                                        authorized officer and attach corporate
                                        seal. For joint accounts, each joint
                                        owner should sign.